Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-214764

333-214764-01

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of registration fee(1)
4.000% Senior Notes due 2027 of AXIS Specialty Finance PLC	$350,000,000	$43,575
Guarantee of AXIS Capital Holdings Limited of 4.000% Senior Notes due 2027(2)	N/A	—

(1)	This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-214764) filed by the Registrants on November 22, 2016.

(2)	No separate consideration will be received for the guarantee. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantee is payable.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 22, 2016)

AXIS SPECIALTY FINANCE PLC

$350,000,000 4.000% SENIOR NOTES DUE 2027

Fully and unconditionally guaranteed by

AXIS CAPITAL HOLDINGS LIMITED

The notes (the “notes”) will bear interest at the rate of 4.000% per year. Interest on the notes is payable on June 6 and December 6 of each year, beginning on June 6, 2018, provided that such day is a business day in New York City. The notes will mature on December 6, 2027.

The notes will be unsecured senior obligations of AXIS Specialty Finance PLC and will rank equally, subject to the provision set forth in “Description of the Notes and Guarantees—Ranking,” with all of our existing and future unsecured senior indebtedness. The notes will be fully and unconditionally guaranteed by AXIS Capital Holdings Limited. The guarantee of the notes will be an unsecured senior obligation of AXIS Capital Holdings Limited and will rank equally, subject to the provision set forth in “Description of the Notes and Guarantees—Ranking,” with all of its other existing and future unsecured senior obligations.

The notes will be redeemable at our option (subject to certain regulatory requirements) in whole or in part, at any time prior to September 6, 2027 (the date that is three months prior to the maturity date of the notes), at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a “make whole” premium, plus accrued and unpaid interest, if any. On or after September 6, 2027 (the date that is three months prior to the maturity date of the notes), we may (subject to certain regulatory requirements) redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any. See “Description of the Notes and the Guarantees—Optional Redemption.” The notes are not subject to a sinking fund provision.

Application will be made to the Bermuda Stock Exchange (the “Exchange”) for the listing of the notes on the Exchange and permission to deal in the notes thereon. The Exchange is not a regulated market for the purposes of Directive 2004/39/EC. There are no assurances that such listing will be granted and, if granted, maintained.

Investing in the notes involves risks. See “Risk Factors” on page S-8 in this prospectus supplement and on page 1 in the accompanying prospectus.

	Per Note	Total
Public Offering Price	99.780%	$349,230,000
Underwriting Discount(1)	0.650%	$2,275,000
Proceeds to AXIS Specialty Finance PLC	99.130%	$346,955,000

(1)	The underwriters have agreed to reimburse us for certain fees and expenses relating to this offering. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect that the notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme on or about December 6, 2017.

Joint Book-Running Managers

Credit Suisse	Barclays	Citigroup	HSBC

Senior Co-Managers

BMO Capital Markets                        ING                         Lloyds Securities

Junior Co-Managers

RBC Capital Markets                        NatWest Markets

The date of this prospectus supplement is November 29, 2017.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains the terms of this offering of notes. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information in the accompanying prospectus. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, references to “AXIS Finance PLC,” “we,” “us” or “our” refer to AXIS Specialty Finance PLC and references to “AXIS Capital” refer to the consolidated operations of AXIS Capital Holdings Limited and its direct and indirect subsidiaries and branches, unless the context suggests otherwise.

References in this prospectus supplement to “dollars” or “$” are to the lawful currency of the United States of America.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area (the “EEA”) that has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of the notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (“FSMA”) by a person authorized under FSMA.

S-i

This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply to us.

The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority, the Bermuda Stock Exchange nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The Bermuda Stock Exchange takes no responsibility for the contents of this document, makes no representations as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon any part of the contents of this document.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. No one has been authorized to provide you with different information. You should not assume that the information contained in this prospectus supplement or the attached prospectus is accurate as of any date other than the date on the front cover of the document. The notes are not being offered in any state or jurisdiction where the offer is not permitted.

EXTENDED SETTLEMENT

We expect that delivery of the notes will be made against payment therefor on or about December 6, 2017, which will be the fifth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before settlement will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the second business day before settlement should consult their own advisor.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “outlook,” “seeks,” “approximately” and “intend.” Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We believe these factors include but are not limited to those described under the caption “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Any forward-looking statements made by or on behalf of us in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference into this prospectus supplement and the accompanying prospectus speak only as of the date of this prospectus supplement, the accompanying prospectus or such document incorporated by reference, as the case may be. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference within this prospectus supplement and the accompanying prospectus. While we have highlighted what we believe is the most important information about us and this offering in this summary, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections and AXIS Capital’s consolidated financial statements and the notes to those consolidated financial statements, in each case incorporated by reference herein, before making an investment decision.

AXIS Capital Holdings Limited

AXIS Capital is a global provider of a broad range of specialty (re)insurance on a worldwide basis, through operating subsidiaries and branch networks based in Bermuda, the United States, Canada, Europe and Singapore. AXIS Capital also maintains marketing offices in Brazil, France, Spain and Dubai.

AXIS Capital’s underwriting operations are organized around its two global underwriting platforms, AXIS Insurance and AXIS Reinsurance. Therefore AXIS Capital has two reportable segments, insurance and reinsurance. AXIS Capital does not allocate its assets by segment, with the exception of goodwill and intangible assets, as it evaluates the underwriting results of each segment separately from the results of its investment portfolio.

AXIS Capital’s insurance segment operates through offices in Bermuda, the United States, Canada, Europe, Singapore and the Middle East and offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in AXIS Capital’s insurance segment:

•	Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.

•	Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.

•	Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.

•	Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.

•	Credit and Political Risk: provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset (most often an underlying loan) in order to claim compensation under the insurance contract.

•

Professional Lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, medical malpractice and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.

•	Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services.

•	Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups, as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.

AXIS Capital’s reinsurance segment operates through offices in Bermuda, the United States, Switzerland, Singapore and Brazil, and provides reinsurance to insurance companies on a worldwide basis. The following are the lines of business in its reinsurance segment:

•	Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by AXIS Capital’s cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. AXIS Capital underwrites catastrophe reinsurance principally on an excess of loss basis.

•	Property: provides coverage for property damage and related losses resulting from natural and manmade perils contained in underlying personal and commercial policies. While AXIS Capital’s predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While AXIS Capital’s most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, it is also exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. AXIS Capital assumes business on both a proportional and excess of loss basis.

•	Professional Lines: covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.

•	Credit and Surety: consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. AXIS Capital provides credit insurance coverage to mortgage guaranty insurers and government sponsored entities. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world.

•	Motor: provides coverage to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. AXIS Capital offers traditional proportional and non-proportional reinsurance as well as structured solutions.

•	Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers compensation and auto liability are also written.

•

Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. AXIS Capital provides both proportional and aggregate stop loss reinsurance.

•	Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.

•	Marine and Other: includes marine, aviation and personal accident reinsurance.

AXIS Capital’s Business Strategy

AXIS Capital is a global insurer and reinsurer, with its mission being to provide its clients and distribution partners with a broad range of risk transfer products and services and meaningful capacity, backed by excellent financial strength. AXIS Capital manages its portfolio holistically, aiming to construct the optimum consolidated portfolio of funded and unfunded risks, consistent with its risk appetite and the development of its franchise. AXIS Capital nurtures an ethical, entrepreneurial and disciplined culture that promotes outstanding client service, intelligent risk taking and the achievement of superior risk-adjusted returns for its shareholders. AXIS Capital believes that the achievement of its objectives will position it as a global leader in specialty risks.

AXIS Capital aims to execute on its business strategy through the following multi-pronged approach:

AXIS Capital offers a diversified range of products and services across market segments and geographies: AXIS Capital’s position as a well-balanced hybrid insurance and reinsurance company gives it insight into the opportunities and challenges in a variety of markets. With its origins in Bermuda, today AXIS Capital has locations across the United States and in Canada, while in Europe it has offices in Dublin, London, Zurich, Barcelona, Madrid and Paris. AXIS Capital is addressing opportunities throughout Latin America and has a reinsurance office in Sao Paulo while its Singapore branch serves as a gateway to Asia. AXIS Capital has also recently opened an office in Dubai to focus on marketing accident and health specialty reinsurance to its clients in the Middle East and Africa.

AXIS Capital underwrites a balanced portfolio of risks, including complex and volatile lines, moderating overall volatility with risk limits, diversification and risk management: Risk management is a strategic priority embedded in AXIS Capital’s organizational structure and it is continuously monitoring, reviewing and refining its enterprise risk management practices. AXIS Capital combines judgment and experience with data-driven analysis, enhancing its overall risk selection process.

AXIS Capital modulates its risk appetite and deployment of capital across the underwriting cycle, commensurate with available market opportunities and returns: Closely attuned to market dynamics, AXIS Capital recognizes opportunities as they develop and reacts quickly as new trends emerge. AXIS Capital’s risk analytics provide important and continuous feedback, further assisting with the ongoing assessment of its risk appetite and strategic capital deployment. AXIS Capital has been successful in extending its product lines, finding new distribution channels and entering new geographies. When AXIS Capital does not find sufficiently attractive uses for its capital, AXIS Capital returns excess capital back to its shareholders through share repurchases or dividends.

AXIS Capital develops and maintains deep and trustful relationships with clients and distribution partners, offering high-levels of service and effective solutions for risk management needs: AXIS Capital’s management team has extensive industry experience, deep product knowledge and long-standing market relationships. AXIS Capital primarily transacts in specialty markets, where risks are complex. AXIS Capital’s intellectual capital and proven client-service capability attract clients and distribution partners looking for solutions.

AXIS Capital maintains excellent financial strength, characterized by financial discipline and transparency: AXIS Capital’s total capital of $6.4 billion at September 30, 2017, its high-quality and liquid investment portfolio and its operating subsidiary ratings of “A+” (“Strong”) by Standard & Poor’s and “A+” (“Superior”) by the A.M. Best Company, Inc. are key indicators of its financial strength. The foregoing ratings are not ratings of the notes or any of AXIS Capital’s securities.

AXIS Capital attracts, develops, retains and motivates an excellent team: AXIS Capital aims to attract and retain the top talent in the industry and to motivate its employees to make decisions that are in the best interest of both clients and shareholders. AXIS Capital nurtures an ethical, risk-aware, achievement-oriented culture that promotes professionalism, responsibility, integrity, discipline and entrepreneurship. As a result, AXIS Capital believes that its staff is well-positioned to make the best underwriting and strategic decisions for AXIS Capital.

AXIS Capital’s principal executive offices are located at AXIS House, 92 Pitts Bay Road, Pembroke HM 08, Bermuda, and its telephone number is (441) 496-2600.

AXIS Specialty Finance PLC

AXIS Finance PLC was incorporated and registered in England and Wales on January 3, 2014 as a public company limited by shares and is a direct wholly owned subsidiary of AXIS Specialty Holdings Bermuda Limited and an indirect 100% owned subsidiary of AXIS Capital. AXIS Finance PLC is a finance subsidiary without other material business activities. The principal executive office of AXIS Finance PLC is 4th Floor, Plantation Place South, 60 Great Tower Street, London, England EC3R 5AZ and its telephone number is 44 207 877 3800.

Recent Developments

Novae Acquisition

On July 5, 2017, AXIS Capital entered into an agreement to acquire Novae Group plc (“Novae”) by way of a Scheme of Arrangement. On August 29, 2017, Novae shareholders approved the Scheme of Arrangement. The acquisition was completed in two phases. In the first phase, AXIS Capital acquired the shares of Novae for approximately $615.6 million on October 2, 2017. The results of Novae will be included in the AXIS Capital results from this date. This was followed by the commencement of management control and integration of the combined businesses upon receipt of clearance from the European Commission on October 6, 2017.

For the year ended December 31, 2016, Novae had approximately $1.2 billion of gross premium volume, 84% of which consisted of insurance premiums and 16% of which consisted of reinsurance premiums.

The Offering

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of this offering and the terms of the notes, we encourage you to read this entire prospectus supplement, including the information under the caption “Description of the Notes and the Guarantees,” and the accompanying prospectus, including the information under the caption “Description of AXIS Finance PLC Debt Securities and AXIS Capital Debt Guarantees,” and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	AXIS Specialty Finance PLC

Guarantor	AXIS Capital Holdings Limited

Notes Offered	$350,000,000 aggregate principal amount of 4.000% senior notes due 2027.

Guarantees	Fully and unconditionally guaranteed by AXIS Capital Holdings Limited.

Maturity Date	December 6, 2027.

Interest Rate and Payment Dates	The notes will bear interest at a per annum rate of 4.000%. Interest on the notes will be payable semi-annually in arrears on June 6 and December 6 of each year, commencing June 6, 2018.

Ranking	The notes:

•	are unsecured senior obligations of AXIS Finance PLC;

•	rank equally with, subject to the provision set forth in “Description of the Notes and the Guarantees—Ranking,” all outstanding and future unsecured and senior debt of AXIS Finance PLC; and

•	are effectively junior to any future secured indebtedness of AXIS Finance PLC.

The guarantee of the notes:

•	is an unsecured senior obligation of AXIS Capital Holdings Limited;

•	ranks equally with, subject to the provision set forth in “Description of the Notes and the Guarantees—Ranking,” all outstanding and future unsecured and senior debt of AXIS Capital Holdings Limited;

•	is effectively junior to any future secured indebtedness of AXIS Capital Holdings Limited; and

•	is effectively junior to any existing and future liabilities of AXIS Capital Holdings Limited’s subsidiaries (other than AXIS Finance PLC).

Optional Tax Redemption	In the event that, as a result of certain tax law changes, AXIS Finance PLC (or AXIS Capital Holdings Limited) becomes obligated to pay additional amounts with respect to the notes as described under “Description of the Notes and the Guarantees—Payment of Additional Amounts,” AXIS Capital Holdings Limited or AXIS Finance PLC may (subject to certain regulatory requirements) redeem all of the notes prior to maturity at a redemption price equal to 100% of their principal amount plus accrued interest to the date of redemption as described under “Description of the Notes and the Guarantees—Redemption for Tax Purposes.”

Any redemption or repurchase of the notes is subject to certain conditions as set forth in “Description of the Notes and the Guarantees—Regulatory Consent to Certain Redemptions.”

Optional Redemption	The notes will be redeemable, at our option (subject to certain regulatory requirements), in whole or in part, at any time prior to September 6, 2027 (the date that is three months prior to the maturity date of the notes), at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a “make whole” premium, plus accrued and unpaid interest, if any.

On or after September 6, 2027 (the date that is three months prior to the maturity date of the notes), we may (subject to certain regulatory requirements) redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any.

See “Description of the Notes and the Guarantees—Optional Redemption.”

Any redemption or repurchase of the notes is subject to certain conditions as set forth in “Description of the Notes and the Guarantees—Regulatory Consent to Certain Redemptions.”

Use of Proceeds	We intend to use the net proceeds from this offering for repayment or redemption of our 2.650% Senior Notes Due 2019 and for general corporate purposes, which may include, without limitation, investments in our subsidiaries and affiliates within the AXIS Capital group of insurance companies. See “Use of Proceeds.”

No Prior Market	The notes are new issues of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may, in their sole discretion, discontinue market making at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market making by the underwriters.

Listing and Trading

Application will be made to the Bermuda Stock Exchange for the listing of the notes and permission to deal in the notes thereon. The Exchange is not a regulated market for the purposes of Directive 2004/39/EC. There are no assurances that such listing will be granted or, if granted, maintained. The issuance and settlement of the notes are not conditioned on the listing of the notes. The Exchange takes no responsibility for the contents of this prospectus supplement or the attached prospectus, makes no representations as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon any part of the contents of this prospectus supplement or the attached prospectus.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Listing Agent	Clarien BSX Services Ltd.

Applicable Law	The notes, the indenture and the guarantee will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors	Investing in the notes involves risks. See the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

Ratio of Earnings to Fixed Charges

For purposes of computing the following ratio, earnings consist of income before income taxes plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and the interest portion on rent expense (for this calculation, 33.3% represents a reasonable approximation of the interest factor).

	Nine Months Ended September 30, 2017		Years Ended December 31,
			2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	—	(1)	10.1	12.0	11.4	11.8	9.1

(1)	For the nine months ended September 30, 2017, earnings were insufficient to cover fixed charges by $371.7 million.

RISK FACTORS

An investment in the notes involves a number of risks, including those described in this prospectus supplement and the accompanying prospectus and those incorporated by reference into this prospectus supplement. You should carefully consider such risk factors and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to purchase any notes.

Risks Relating to the Notes and the Guarantees

AXIS Finance PLC is a finance subsidiary and will depend upon intercompany transfers to meet its obligations under the notes. AXIS Capital is a holding company and will depend upon funds from its subsidiaries to meet its obligations under the guarantee of the notes. Such obligations will be structurally subordinated to the claims of the creditors of AXIS Capital’s subsidiaries.

AXIS Finance PLC is an indirect finance subsidiary of AXIS Capital, the guarantor of the notes, and has no operations or assets other than in such capacity. Furthermore, AXIS Capital is a holding company and its only significant assets are its equity interests in operating entities. As a finance subsidiary, AXIS Finance PLC is dependent upon intercompany transfers or funds to meet its obligations under the notes, including the payment of principal and interest, and, as a holding company, AXIS Capital is dependent upon intercompany transfers of funds from its subsidiaries to meet its obligations under the guarantee of the notes. In other words, funds available for payment of principal and interest will be limited to (1) funds transferred from AXIS Capital’s subsidiaries and (2) other funds available to AXIS Finance PLC or AXIS Capital at the time payment is due. The ability of such entities/subsidiaries to make payments to AXIS Finance PLC or AXIS Capital may be restricted by, among other things, applicable laws and regulations as well as agreements to which those entities may be a party. Therefore, AXIS Finance PLC’s ability and AXIS Capital’s ability to make payments in respect of the notes or the guarantees, respectively, may be limited. See “Risk Factors—Our ability to pay dividends and to make payments on indebtedness may be constrained by our holding company structure” in AXIS Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

None of the subsidiaries of AXIS Capital, other than AXIS Finance PLC, will have any obligations in respect of the notes, unless any such entities become guarantors. See “Description of the Notes and the Guarantees.” Neither AXIS Capital nor AXIS Finance PLC has direct operations. Accordingly, the notes will be structurally subordinated to claims of creditors (including policy holders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders) of the subsidiaries of AXIS Capital, other than AXIS Finance PLC, except to the extent that any such entities become guarantors. All obligations of the subsidiaries of AXIS Capital will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to AXIS Capital.

In a winding-up of AXIS Capital or AXIS Finance PLC or any Group Insurance Entity (as defined herein), the notes and the guarantees will be subordinated to all existing and future policyholder obligations of the Group Insurance Entities. Due to this provision, in the event of an insolvency, bankruptcy, receivership or winding up in respect of AXIS Capital or AXIS Finance PLC or any Group Insurance Entity, holders of the notes may recover less, ratably, than holders of series of our outstanding senior notes. The notes, the guarantee and the indenture do not limit the amount of policy holders’ obligations that can be incurred.

Your right to receive payments on the notes is effectively subordinate to those lenders who have a security interest in the assets of AXIS Finance PLC, AXIS Capital or the subsidiaries of AXIS Capital.

The notes and the guarantees are unsecured. In the future, AXIS Finance PLC, AXIS Capital or the subsidiaries of AXIS Capital may incur indebtedness that is secured by certain or substantially all of their respective tangible and intangible assets, including the equity interests of each of their existing and future subsidiaries. If AXIS Finance PLC or AXIS Capital were unable to repay any such secured indebtedness, the creditors of such obligations could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes are unsecured, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.

There is no established trading market for the notes, and an active trading market may not develop for the notes.

The notes are a new issue of securities for which there is no established public market. Although application will be made for the notes to be listed on the Exchange, we cannot assure you that the notes will become or remain listed. Although no assurance is made as to the liquidity of the notes as a result of the listing on the Exchange, failure to be approved for listing or the delisting of the notes, as applicable, from the Exchange may have a material effect on a holder’s ability to resell the notes in the secondary market. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. We cannot assure you that the market, if any, for the notes will be free from disruptions that may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our credit ratings and our results of operations, financial condition and future prospects and other factors. The notes are not listed, and we do not intend to apply to list the notes, on any securities exchange or to include them in any automated quotation system, other than the Exchange.

Redemption may adversely affect your return on the notes.

We have the right, subject to our compliance with the provisions described under “Description of the Notes and the Guarantees—Regulatory Consent to Certain Redemptions,” to redeem some or all of the notes at any time, as described under “Description of the Notes and the Guarantees—Optional Redemption” or following the occurrence of a tax event as described in “—Redemption for Tax Purposes.” AXIS Finance PLC may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There are limited covenants and protections in the indenture.

While the indenture and the notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions, these terms are limited and may not be sufficient to protect your investment in the notes. For example, there are no financial covenants in the indenture or any limitation to the amount of indebtedness that we may incur. In addition, the provisions in the indenture and the notes may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring or another similar transaction. Neither the indenture nor the notes contain any terms or conditions designed to accelerate or induce AXIS Capital’s or any of its subsidiaries’ insolvency or effect similar proceedings.

Credit ratings may not reflect all risks.

One or more credit rating agencies are expected to assign credit ratings to the notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

U.S. investors may not be able to enforce their civil liabilities against AXIS Finance PLC or AXIS Finance PLC’s directors, controlling persons and officers.

It may be difficult for U.S. investors to bring and enforce suits against AXIS Finance PLC, which is a public company limited by shares under the Companies Act 2006, as amended. AXIS Finance PLC’s directors are not residents of the United States, and all or substantial portions of their assets are located outside of the United

States, predominantly in the United Kingdom. Although the issuer and the guarantor will submit to the jurisdiction of certain New York courts in connection with any action under U.S. securities laws, it may be difficult for U.S. holders of AXIS Finance PLC’s notes to effect service of process on these persons within the United States or to realize in the United States upon judgments rendered against them. Moreover, in light of recent decisions of the U.S. Supreme Court, actions of the issuer and the guarantor may not be subject to the civil liability provisions of the federal securities laws of the United States.

In addition, if a judgment is obtained in the U.S. courts based on civil liability provisions of the U.S. federal securities laws against AXIS Finance PLC or its directors or officers, it will be difficult to enforce the judgment in the non-U.S. courts against AXIS Finance PLC and any of its non-U.S. resident executive officers or directors. Accordingly, U.S. holders may be forced to bring actions against AXIS Finance PLC and its respective directors and officers under the laws of England and Wales and in courts in England and Wales in order to enforce any claims that they may have against AXIS Finance PLC or its directors and officers. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. There is, therefore, doubt as to the enforceability in England and Wales of civil liabilities based upon U.S. securities laws in an action to enforce a U.S. judgment in England and Wales. In addition, the enforcement in England and Wales of any judgment obtained in a U.S. court based on civil liabilities, whether or not predicated solely upon U.S. federal securities laws, will be subject to certain conditions. There is also doubt that an England and Wales court would have the requisite power or authority to grant remedies sought in an original action brought in such jurisdictions on the basis of U.S. securities laws violations. Therefore, it may be difficult for U.S. holders to bring an original action in the courts of England and Wales to enforce liabilities based on the U.S. federal securities laws against AXIS Finance PLC and any of its non-U.S. resident executive officers or directors.

English insolvency laws and other jurisdictions may provide noteholders with less protection than U.S. bankruptcy law.

AXIS Finance PLC is incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to AXIS Finance PLC would be likely to proceed under, and be governed by, English insolvency law. English insolvency law may not be as favorable to investors as the laws of the United States or other jurisdictions with which investors are familiar. In the event that AXIS Finance PLC experiences financial difficulty, it is not possible to predict with certainty the outcome of insolvency or similar proceedings.

In the event that AXIS Finance PLC experienced financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. The insolvency and other laws of different jurisdictions may be materially different from, or in conflict with, each other, including in the areas of rights of secured and other creditors, the ability to void preferential transfer, priority of governmental and other creditors, ability to obtain post-petition interest and duration of the proceeding. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s laws should apply, adversely affect your ability to enforce your rights under the notes in these jurisdictions and limit any amounts that you may receive.

USE OF PROCEEDS

We estimate that, after deducting estimated expenses payable by AXIS Capital and underwriting discounts and commissions, our net proceeds from this offering will be approximately $347.2 million. We intend to use the net proceeds from this offering for repayment or redemption of our 2.650% Senior Notes Due 2019 and for general corporate purposes, which may include, without limitation, investments in our subsidiaries and affiliates within the AXIS Capital group of insurance companies. Until we repay or redeem our 2.650% Senior Notes Due 2019, we may hold the proceeds from the offering in cash, invest them in short-term marketable securities, make investments in or loans to our parent entities or our subsidiaries, or reduce our short-term indebtedness.

This disclosure does not constitute a notice of redemption with respect to our 2.650% Senior Notes Due 2019, which notice shall be issued, if at all, pursuant to the requirements set forth in the indenture governing our 2.650% Senior Notes Due 2019.

CAPITALIZATION

The following table sets forth AXIS Capital’s consolidated capitalization as of September 30, 2017, on an actual basis and as adjusted to reflect the issuance of the notes and the application of the net proceeds therefrom, as described elsewhere in this prospectus supplement and the accompanying prospectus.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At September 30, 2017
	Actual	Adjusted(1)
	(in thousands, except for share data)
Debt(2):
Letter of credit facility(3)	N/A	N/A
2.650% Senior Notes Due 2019	$250,000	$—
5.875% Senior Notes Due 2020	500,000	500,000
Senior Notes due 2027 offered hereby	—	350,000
5.150% Senior Notes Due 2045	250,000	250,000

	1,000,000	1,100,000

Shareholders’ Equity:
Series D Preferred Shares ($0.0125 par value: 9,000,000 shares issued and outstanding)	225,000	225,000
Series E Preferred Shares ($0.0125 par value; 220,000 shares issued and outstanding)	550,000	550,000
Common shares ($0.0125 par value: 176,578,645 shares issued and 83,156,732 outstanding)	2,206	2,206
Additional paid in capital	2,291,516	2,291,516
Accumulated other comprehensive income	141,613	141,613
Retained earnings	6,051,659	6,051,659
Treasury shares, at cost (93,421,913 shares)	(3,807,295)	(3,807,295)

Total shareholders’ equity attributable to AXIS Capital	$5,454,699	$5,454,699

Total Capitalization	$6,454,699	$6,554,699

(1)	As adjusted amounts assume the issuance of the notes offered hereby and the redemption of our 2.650% Senior Notes Due 2019.
(2)	Amounts (i) reflect the aggregate principal amount of the notes and (ii) do not reflect amortization of fees and expenses and approximately $103.0 million of indebtedness and $83.8 million of letters of credit assumed on October 2, 2017 in connection with the Novae acquisition and held by Novae and its subsidiaries.
(3)	Consists of a $750 million letter of credit facility. As of September 30, 2017, there were $319.6 million of letters of credit outstanding under the letter of credit facility.

DESCRIPTION OF THE NOTES AND THE GUARANTEES

The following summary of the particular terms of the notes we are offering supplements the description of the general terms and provisions of the debt securities set forth under “Description of AXIS Finance PLC Debt Securities and AXIS Capital Debt Guarantees” in the accompanying prospectus. The accompanying prospectus contains a detailed summary of additional provisions of the notes. The following description replaces the description of the debt securities in the accompanying prospectus to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus. As used in this “Description of the Notes and the Guarantees” section, references to “AXIS Finance PLC,” “we,” “us” or “our” refer to AXIS Specialty Finance PLC and do not include any subsidiaries and references to “AXIS Capital” refer to AXIS Capital Holdings Limited and do not include its subsidiaries. This summary is not complete and we encourage you to read the accompanying prospectus and the indenture referred to below.

General

The notes are a series of debt securities described in the accompanying prospectus, and are senior debt securities. We will issue the notes under the indenture entered into among us, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, which is more fully described in the accompanying prospectus. The notes will be fully and unconditionally guaranteed by AXIS Capital. The indenture does not limit the aggregate principal amount of notes of this series or any other series that AXIS Finance PLC may issue.

Interest on the notes will accrue at the rate of 4.000% per year. Interest on the notes will be payable semi-annually in arrears on June 6 and December 6 of each year, commencing on June 6, 2018, to holders of record on the immediately preceding May 22 and November 22, respectively. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 6, 2017. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date falls on a day that is not a business day, the interest payment will be postponed until the next succeeding business day, and no interest on such payment will accrue for the period from and after such interest payment date. Similarly, if the maturity date of the notes falls on a day that is not a business day, the payment of interest and principal may be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date. As used in this prospectus supplement, “business day” means any day other than a day on which banking institutions in New York or any place of payment are authorized or required by law, executive order or regulation to close.

We will pay principal of, and any premium, interest and additional amounts on, the notes at our office or agency maintained for such purpose within the Borough of Manhattan, New York. The indenture provides that we may pay interest on the notes, at our option, by wire transfer or by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes.

Application will be made to the Bermuda Stock Exchange (the “Exchange”) for the listing of the notes and permission to deal in the notes thereon. The Exchange is not a regulated market for the purposes of Directive 2004/39/EC. There are no assurances that such listing will be granted and, if granted, maintained. Furthermore, if listed, we may discontinue such listing at any time in our discretion without notice to the holders. The issuance and settlement of the notes are not conditioned on the listing of the notes.

Unless the notes are redeemed prior to maturity, the notes will mature, and the principal amount of the notes will become payable, on December 6, 2027.

Ranking

The notes will be unsecured senior obligations of AXIS Finance PLC and will rank equally in right of payment, subject to the provision set forth in the third paragraph below, with all our other unsecured senior debt securities from time to time outstanding. The guarantee of the notes will be an unsecured senior obligation of AXIS Capital and will rank equally in right of payment, subject to the provision set forth in the third paragraph below, with all of its other unsecured senior debt securities from time to time outstanding. The notes and the guarantees will rank senior to any subordinated indebtedness of the applicable obligor. The notes and the guarantees will rank effectively junior to any secured indebtedness of the applicable obligor, including borrowings under AXIS Capital’s $750 million secured letter of credit facility, to the extent of the value of the assets securing such indebtedness.

As of September 30, 2017, after giving effect to this offering of notes and the application of proceeds therefrom, AXIS Capital would have had $1.1 billion outstanding indebtedness on a consolidated basis. This amount includes $250.0 million aggregate principal amount of 5.15% Senior Notes due 2045 issued by AXIS Finance PLC and $500.0 million aggregate principal amount of 5.875% Senior Notes due 2020 issued by AXIS Specialty Finance LLC, another indirect finance subsidiary of AXIS Capital, and in each case guaranteed by AXIS Capital.

AXIS Finance PLC is a finance subsidiary with no operations or assets other than in such capacity, and AXIS Capital is a holding company and has no direct operations. Accordingly, the notes will be structurally subordinated to claims of creditors (including policy holders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders) of the subsidiaries of AXIS Capital, other than AXIS Finance PLC, except to the extent that any such entities become guarantors. All obligations of the subsidiaries of AXIS Capital will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to AXIS Capital.

In a winding-up of AXIS Capital or AXIS Finance PLC or any subsidiary of AXIS Capital that is a regulated insurance or reinsurance company (or part of such regulatory group) pursuant to the Relevant Rules (as defined herein) (each such subsidiary, a “Group Insurance Entity”), the notes will be subordinated to all existing and future policy holders’ obligations of the Group Insurance Entities.

Due to the preceding paragraph, in the event of a insolvency, bankruptcy, receivership or winding up in respect of AXIS Capital or AXIS Finance PLC or any Group Insurance Entity, holders of the notes may recover less, ratably, than holders of series of our outstanding senior notes.

AXIS Capital intends for the notes to qualify as Tier 3 Capital as set forth in the Relevant Rules.

The failure to make a payment pursuant to the notes by reason of this subsection shall not be construed as preventing the occurrence of a default or event of default under the indenture with respect to the notes.

The notes and the indenture do not limit the amount of policy holders’ obligations that can be incurred.

Guarantees

Our payment obligations under the indenture and pursuant to the notes will be fully and unconditionally guaranteed by AXIS Capital. None of the subsidiaries of AXIS Capital will guarantee or have an obligation in respect of the notes.

Further Issuances

We will issue the notes in an initial aggregate principal amount of $350.0 million. We may, without notice to or the consent of the holders of the then existing notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes offered by this prospectus supplement, except for the public offering price and issue date and, in some cases, the first interest payment date and first interest accrual date. Any additional notes having such similar terms will, together with the notes offered by this prospectus supplement, constitute a single series of notes under the indenture. No additional notes may be issued if an event of default under the indenture has occurred and is continuing with respect to the notes offered by this prospectus supplement. We will not issue any additional notes intended to form a single series with the notes offered by this prospectus supplement unless such additional notes will be fungible with the notes for U.S. federal income tax purposes.

Certain Covenants

Reference is made to the section entitled “Description of AXIS Finance PLC Debt Securities and AXIS Capital Debt Guarantees—Covenants Applicable to the Debt Securities” in the accompanying prospectus for a description of covenants that will apply to the notes. Compliance with the covenants and any additional covenants with respect to the notes may not be waived by the trustee in most instances unless the holders of at least a majority in principal amount of all outstanding notes consent to such waiver.

Events of Default

The following events will constitute an event of default under the indenture with respect to the notes:

•	a default in payment of principal or any premium when due;

•	a default for 30 days in payment of any interest;

•	a failure to observe or perform any other covenant or agreement in the notes or indenture after 90 days written notice of the failure;

•	certain events of bankruptcy, insolvency or reorganization of AXIS Finance PLC or AXIS Capital;

•	a continuing default for more than 30 days after AXIS Finance PLC or AXIS Capital receives notice of the default under any other indenture, mortgage, bond, debenture, note or other instrument, under which AXIS Finance PLC or AXIS Capital or AXIS Capital’s restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured; or

•	the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of AXIS Capital in accordance with the terms of the indenture).

The indenture provides that, under limited conditions specified in the indenture, where an event of default occurs and is continuing with respect to the notes, either the trustee or the holders of not less than 33% in aggregate principal amount of the notes under the indenture may declare the entire principal and accrued interest of the notes to be due and payable immediately. If an event of default occurs involving certain events of bankruptcy, insolvency or reorganization, all unpaid principal of all the securities then outstanding, and interest accrued thereon, if any, shall be due and payable immediately, without any declaration or other act on the part of the trustee or any holder.

Upon conditions specified in the indenture, however, the holders of a majority in aggregate principal amount of the notes may waive past defaults under the indenture. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected notes.

The indenture entitles the trustee to obtain assurances of indemnity or security satisfactory to the trustee by the holders of the notes against the costs, expenses and liabilities for any actions taken by the trustee at the request of the holders.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indenture, the indenture provides that the holders of a majority of the aggregate principal amount of the notes may direct the time, method and place of conducting any proceeding to exercise any trust or power conferred in the indenture or for any remedy available to the trustee.

The indenture also provides that no holders of notes may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•	the holders of at least 33% in aggregate principal amount of the outstanding notes asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in aggregate principal amount of the outstanding notes did not direct the trustee to refrain from instituting the action.

Under the indenture, AXIS Finance PLC and AXIS Capital will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Optional Redemption

Subject to the provisions set forth under “—Regulatory Consent to Certain Redemptions,” the notes will be redeemable, at our option, in whole or in part (equal to $2,000 and integral multiples of $1,000 in excess thereof), at any time (a “Redemption Date”) prior to September 6, 2027 (the “Par Call Date”), at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the notes to be redeemed; and

•	an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on such notes (not including any portion of such payments of interest accrued as of such Redemption Date) that would be due if the notes matured on the Par Call Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points;

plus, in each case, accrued and unpaid interest on such notes to, but excluding, such Redemption Date.

In addition, at any time and from time to time on or after the Par Call Date, subject to the provisions set forth under “—Regulatory Consent to Certain Redemptions,” the notes will be redeemable, at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, such Redemption Date.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed if the notes matured on the Par Call Date.

“Independent Investment Banker” means Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and their successors or, if none of such firms is willing or able to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and their respective successors and one other primary U.S. government securities dealer (each a “Primary Treasury Dealer”), as specified by us; provided, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer and (2) if we fail to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with us.

“Reference Treasury Dealer Quotations” mean, with respect to a Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

If less than all of the notes are to be redeemed, the trustee will select notes for redemption pro rata, by lot or by such other method as the Trustee shall deem appropriate and fair (provided that, in the case of global notes, the depositary may select global notes for redemption pursuant to its applicable procedures). The trustee shall select notes and portions of notes in amounts of $2,000 and integral multiples of $1,000 in excess thereof.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date. We will not be responsible for giving notice to anyone other than the depositary. Unless we default in payment of the redemption price, on or after the Redemption Date, interest will cease to accrue on the notes called for redemption.

Regulatory Consent to Certain Redemptions

Any redemption of the notes that is within five years of the date of issuance of the notes is subject to our having obtained the consent or non-objection of the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) if then-required by the Relevant Rules.

An officer’s certificate of AXIS Capital confirming such consent or non-objection or that such consent or non-objection is not required shall be conclusive and sufficient evidence thereof and shall be binding on the trustee and the holders of the notes.

Under the Relevant Rules, the source of funds that may be used by a company to pay amounts to noteholders on the redemption of their notes in respect of the nominal or par value of their notes is limited to (1) the capital paid up on the notes being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of notes made for purposes of the redemption, and in respect of the premium over the nominal or par value of their notes is limited to (a) funds otherwise available for dividends or distributions or (b) out of the company’s share premium account before the redemption date.

In addition, under the Relevant Rules, no redemption may be made by us if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due; or the realizable value of our assets would thereby be less than our liabilities; or that we are or would after such payment be in breach of the Relevant Rules (including the Group Enhanced Capital Requirement contained within the Relevant Rules unless the redemption would be settled with the issuance of an instrument of equal or higher quality pursuant to the Relevant Rules).

For the avoidance of doubt, the repayment of principal, together with the payment of any accrued and unpaid interest, upon maturity of the notes is not subject to this subsection.

“Relevant Rules” means the Companies Act 1981 of Bermuda, the Insurance Act 1978 of Bermuda and any other legislation, rules or regulations of Bermuda or of the Bermuda Monetary Authority or any successor agency or then-applicable regulatory authority (including, but not limited to, the Bermuda Insurance (Group Supervision) Rules 2011, as amended) relating to the characteristics, features or criteria of capital resources and which are, at such time, applicable to AXIS Capital.

Payment of Additional Amounts

AXIS Finance PLC and AXIS Capital will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the notes or the guarantee of the notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or Bermuda or any other jurisdiction in which AXIS Finance PLC or AXIS Capital is organized or any jurisdiction from or through which a payment on the notes is made (each, a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, AXIS Finance PLC or AXIS Capital will, subject to the limitations and exceptions described below, pay to the holder of the notes such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such notes or in the indenture to be then due and payable.

AXIS Finance PLC and AXIS Capital will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that (a) such holder or the beneficial owner of the notes was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction or any political subdivision thereof other than by reason of the mere ownership of, or receipt of payment under, such notes or the guarantee, (b) such holder presented, where presentation is required, such notes for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such notes could not have been presented for payment elsewhere, or (c) such holder presented, where presentation is required, such notes for payment more than 30 days after the date on which the payment in respect of such notes became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such notes for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, use, value added, excise, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;

(3) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or beneficial owner of the notes to comply with any reasonable request by AXIS Finance PLC or AXIS Capital addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in each case, is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(4) any tax, fee, duty, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the notes or the guarantee of the notes;

(5) any withholding or deduction imposed on or in respect of any notes pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith (and any law, regulation or official guidance enacted or issued in any jurisdiction in connection with any such intergovernmental agreement), and any agreements entered into pursuant to Section 1471(b)(1) of the U.S. Internal Revenue Code of 1986, as amended; or

(6) any combination of items (1), (2), (3), (4) and (5).

In addition, AXIS Finance PLC and AXIS Capital will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, or in respect of, any such notes or the guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such notes if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the notes.

At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable (unless such obligation to pay additional amounts arises after the 30th day prior to the date on which payment under or with respect to the notes is due and payable, in which case it will be promptly thereafter), if AXIS Finance PLC or AXIS Capital will be obligated to pay additional amounts with respect to such payment, AXIS Finance PLC or AXIS Capital will deliver to the trustee an officer’s certificate stating that such additional amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the trustee to pay such additional amounts to the holders of such notes on the payment date.

All references in this prospectus supplement or the indenture to principal of and premium, if any, interest and any other amounts on, or in respect of, the notes or the guarantee of the notes shall be deemed to include references to any additional amounts which may be payable in respect thereof.

Redemption for Tax Purposes

Subject to the provisions set forth under “—Regulatory Consent to Certain Redemptions,” AXIS Finance PLC or AXIS Capital may redeem the notes at its option, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the holders thereof, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time AXIS Finance PLC or AXIS Capital receives an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of the United Kingdom or Bermuda or any other taxing jurisdiction (or of any political subdivision or taxing authority thereof or therein) or any change in any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings, (2) any action taken by a taxing authority of the United Kingdom or Bermuda or any other taxing jurisdiction (or any political subdivision or taxing authority thereof or therein) which action is generally applied or is taken with respect to AXIS Finance PLC or AXIS Capital, or (3) a decision rendered by a court of competent jurisdiction in the United Kingdom or Bermuda or any other taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to AXIS Finance PLC or AXIS Capital, which change, amendment, action or decision is announced and becomes effective on or after the issuance of the notes on the issue date (or, if the taxing jurisdiction was not a taxing jurisdiction on the issue date, the date on which such taxing jurisdiction became a taxing jurisdiction under the indenture), there is a substantial probability that AXIS Finance PLC or AXIS Capital will be required as of the next interest payment date to pay additional amounts with respect to the notes as provided in “—Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which AXIS Finance PLC or AXIS Capital, as the case may be, would be obligated to make such payment of additional amounts if a payment in respect of the notes were then due. Prior to giving of any notice of redemption described in this paragraph, AXIS Finance PLC or AXIS Capital, as the case may be, shall deliver to the trustee (a) a certificate signed by a responsible accounting or financial officer of AXIS Finance PLC or AXIS Capital, as the case may be, stating that the obligation to pay additional amounts cannot be avoided by AXIS Finance PLC or AXIS Capital, as the case may be, taking reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available to it and (b) a written opinion of independent tax counsel of recognized standing to the effect that the circumstances referred to above exist. The trustee will accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders. Interest on the notes will cease to accrue at the redemption date unless AXIS Finance PLC or AXIS Capital defaults in the payment of the redemption price.

Notwithstanding the foregoing, AXIS Finance PLC or AXIS Capital, as the case may be, may not redeem the notes under this provision if the taxing jurisdiction changes under the indenture and AXIS Finance PLC or AXIS Capital, as the case may be, is obligated to pay additional amounts as a result of a change in the laws or treaties (or any regulations or rulings promulgated thereunder), or any change in any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings, of the then current taxing jurisdiction which, at the time the latter became a taxing jurisdiction under the indenture, was publicly announced as being or having been formally proposed.

Sinking Fund

The notes are not subject to a sinking fund.

No Rights of Set-off

The notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of AXIS Finance PLC, AXIS Capital or any of the Group Insurance Entities to any person in whose names the notes are registered or any creditor of AXIS Finance PLC, AXIS Capital or any of the Group Insurance Entities.

No Encumbrances

By purchasing the notes, each holder of the notes is deemed to agree and acknowledge that no security or encumbrance of any kind is, or will at any time be, provided by AXIS Finance PLC, AXIS Capital or any of their respective affiliates to secure the rights of holders of the notes.

Defeasance

The discharge, defeasance and covenant defeasance provisions of the indenture described under the caption “Description of AXIS Finance PLC Debt Securities and AXIS Capital Debt Guarantees—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture relating to the notes. Subject to the provisions of the Trust Indenture Act of 1939, as amended, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request or direction of any holder of the notes unless the holder offers the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The trustee is not required to expend or risk its own funds or otherwise incur any personal financial liability in performing any of its duties if the trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Bank of New York Mellon Trust Company, N.A. acts as the trustee under the AXIS Capital senior debt indenture and AXIS Capital subordinated debt indentures.

Applicable Law

The notes, the indenture and the guarantees will be governed by and construed in accordance with the laws of the State of New York.

Payment and Paying Agent

We will pay interest on any notes to the person in whose name the notes are registered on the regular record date for interest.

We will pay principal of, and any premium, interest and additional amounts on the notes at the office of the paying agent designated by us, except that we may pay interest by wire transfer or check mailed to the holder.

All moneys we pay to a paying agent or the trustee for the payment of principal of, or any premium, interest or additional amounts on, a note which remains unclaimed at the end of two years will be repaid to us, and the holder of the note may then look only to us for payment.

The Bank of New York Mellon Trust Company, N.A. will act as paying agent for the notes in the United States.

We may change the paying agent without prior notice to the holders of the notes. For so long as the notes are listed on the Exchange and to the extent the rules and regulations of the Exchange so require, we will notify the Exchange of any change of the paying agent.

Listing

Application will be made for the notes to be listed to the Exchange. There are no assurances that such listing will be granted and, if granted, maintained.

BOOK-ENTRY, SETTLEMENT AND CLEARANCE

The notes will be registered in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in the form of one or more permanent global notes in fully registered, book-entry form, which we refer to as “global notes.” Each global note will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor thereto, as depositary, and registered in the name of Cede & Co., a nominee of DTC.

The deposit of global notes with DTC and their registration in the name of DTC’s nominee effect no change in beneficial ownership. Ownership of beneficial interests in a global note will be limited to DTC participants or persons who hold interests through DTC participants. We understand that DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants in DTC to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC or its nominee or a common depositary is the registered holder of a global note, DTC or that nominee or common depositary will be considered the sole owner and holder of the global notes, and of the notes represented thereby, for all purposes under the indenture and the notes. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear and Clearstream. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by a global note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered holders of notes under the indenture or the notes. Unless and until it is exchanged in whole or in part for notes in definitive form, no global note may be transferred except as a whole by DTC to its nominee.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system.

We will make all payments of principal of and interest on the notes to DTC. We will send all required reports and notices solely to DTC as long as DTC is the registered holder of the global notes. We expect that upon the issuance of a global note DTC or its custodian will credit on its internal system the respective principal amount of the individual beneficial interest represented by such global note to the accounts of its participants. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in a global note will be shown on, and the transfer of those ownership interests will be effected through, records maintained by DTC or its nominee (with respect to interests of participants) or by any such participant (with respect to interests of persons held by such participants on their behalf).

Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of participants acting on behalf of beneficial owners. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the person is not a participant in DTC, on the procedures of the participants through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, in the event that we request any action of holders of notes or that an owner of a beneficial interest in the notes desires to give or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through participants to give or to take the action or would otherwise act upon the instructions of beneficial owners.

Payments, transfers, exchanges and other matters relating to beneficial interests in a global note may be subject to various policies and procedures adopted by DTC from time to time, and DTC may discontinue its operations entirely at any time. We also expect that payments, conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners, will be governed by standing instructions and customary practices as is now the case with securities held for accounts of customers registered in the names of nominees for those customers, subject to any statutory or regulatory requirements as may be in effect from time to time, and will be the responsibility of the participants. None of us, the trustee, any of our respective agents or the underwriters will have any responsibility or liability for any aspect of DTC’s or any DTC participant’s records relating to, or for payments made on account of, beneficial interests in any global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests, or for the performance by DTC or the participants of their respective obligations under the rules and procedures governing their operations.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Interests in a global note will be exchanged for notes in certificated form only if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for such global note and we have not appointed a successor depositary within 90 days after we receive such notice;

•	at any time, DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and we have not appointed a successor depositary within 90 days after we learn that DTC has ceased to be so registered; or

•	we, in our sole discretion, determine at any time that the notes will no longer be represented by a global note.

Upon the occurrence of such an event, owners of beneficial interests in such global note will receive physical delivery of notes in certificated form. All certificated notes issued in exchange for an interest in a global note or any portion thereof will be registered in such names as DTC directs. Such notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be in registered form only, without coupons.

Beneficial owners may elect to hold interests in the notes through either DTC (in the United States), Clearstream Banking S.A., known as “Clearstream, Luxembourg,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear” (in Europe), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank S.A./N.V., 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

DTC is the depositary for a global security. Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC.

We have provided the descriptions of the operations and procedures of DTC, Clearstream, Luxembourg and Euroclear solely as a matter of convenience. The information in this section has been obtained from sources that we believe to be reliable, and has been accurately reproduced from such sources. As far as we are aware, no facts have been omitted which would render the information inaccurate or misleading. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. We and the paying agent do not take any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream, Luxembourg and Euroclear or their participants directly to discuss these matters.

Settlement for the notes will be made by the underwriters in immediately available funds. So long as DTC continues to make its settlement system available to us, all payments of principal of and interest on the global notes will be made by us in immediately available funds.

TAXATION

The following summary of the taxation of an investment in notes is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming, that could affect this summary possibly on a retroactive basis. We cannot be certain, if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than the notes. The tax treatment of a holder of the notes, or of a person treated as a holder of the notes, for United Kingdom, United States, Bermuda or other tax purposes, may vary depending on the holder’s particular situation. Prospective investors should carefully examine this prospectus supplement and the accompanying prospectus and should consult their professional advisors concerning the possible tax consequences of an investment in the notes under the laws of their countries of citizenship, residence or domicile.

Certain U.S. Federal Income Tax Consequences

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. Unless otherwise stated, this summary deals only with U.S. holders (as defined below) of notes who acquire the notes upon original issuance at their original issue price and who hold their notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to holders of notes who may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders in securities that adopt a mark-to-market method of tax accounting, tax-exempt organizations, partnerships or other pass through entities, holders whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the notes as part of a hedging or conversion transaction or as part of a short-sale or straddle. This discussion is based upon the Code, the Treasury regulations proposed and promulgated thereunder and any relevant administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or any non-U.S. tax laws, that may be applicable to the notes or the holders of notes and does not address the Medicare tax on net investment income or any aspect of U.S. federal taxation other than income taxation.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Interest Payments. Interest paid to a U.S. holder on a note will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition to interest on the notes (which includes any foreign tax withheld from the interest payments), a U.S. holder will be required to include in income any additional amounts paid in respect of any such foreign withholding tax. A U.S. holder may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of a U.S. holder’s foreign taxes for a particular tax year). Interest income (including any additional amounts) on a note generally will be considered foreign source income and, for purposes of the U.S. foreign tax credit, generally will be considered passive category income. A U.S. holder will generally be denied a foreign tax credit for foreign taxes imposed with respect to the notes where such holder does not meet a minimum holding period requirement during which such holder is not protected from risk of loss. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange, Redemption or Other Disposition of Notes. Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the holder’s adjusted tax basis in such note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of such note and any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the note exceeds one year at the time of disposition of the note. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss will generally be treated as U.S. source gain or loss. Consequently, a U.S. holder may not be able to claim a credit for any foreign tax imposed upon a disposition of a note unless such credit can be applied (subject to applicable limitation) against tax due on other income treated as derived from foreign sources.

Information Reporting and Backup Withholding. Information returns may be filed with the Internal Revenue Service (the “IRS”) in connection with payments of interest on the notes and the proceeds from a sale or other disposition of the notes unless the holder of the notes establishes an exemption from the information reporting rules. A holder of notes that does not establish such an exemption also may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Reporting Requirements with Respect to Foreign Financial Assets. Certain U.S. holders are required to file IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report information relating to an interest in the notes, subject to certain exceptions (including an exception for notes held in accounts maintained by certain financial institutions). Penalties may apply for failure to properly complete and file IRS Form 8938.

Bermuda Tax Considerations

Under Bermuda law, AXIS Capital is not subject to tax on income, profits, withholding, capital gains or capital transfers. AXIS Capital has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to it or to any of its respective operations or to its shares, debentures or other obligations (including guarantees) except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable in respect of real property owned or leased in Bermuda by AXIS Capital.

United Kingdom Taxation of Holders of Notes

The following paragraphs are not, and are not intended to be, an exhaustive analysis of the United Kingdom tax consequences of the acquisition, ownership and disposal of the notes. In particular, they only apply to persons who hold the notes as absolute beneficial owners and do not address the tax consequences which may be relevant to certain other categories of holders, for example, dealers in securities, financial institutions, banks, insurance companies, collective investment schemes or persons connected with us or clearance services, intermediaries or persons who benefit from special exemptions or rules. Moreover, the paragraphs below assume that the holders of the notes have invested in the notes for bona fide commercial purposes and not with the purpose of avoiding a liability for taxation. The comments below are not intended to be, nor should they be considered as, legal or tax advice. Holders of notes and prospective investors, who are in any doubt as to their tax position, should consult their own independent professional adviser immediately.

Payments of Interest on Notes. Payments of interest made in respect of the notes should not be subject to withholding or deduction for or on account of United Kingdom income tax provided that the notes are and remain at all times listed on a “recognized stock exchange” within the meaning of section 1005 of the United Kingdom Income Tax Act 2007 (“ITA 2007”) and so are “quoted Eurobonds” for the purposes of section 987 of the ITA 2007. The Exchange is currently among those recognized for these purposes. Accordingly, so long as the notes are listed on the Exchange, interest payments made on the notes will be payable without withholding or deduction for or on account of United Kingdom income tax.

Even if the notes do not qualify as “quoted Eurobonds” as noted above, interest on the notes may also be paid without withholding or deduction for or on account of United Kingdom income tax (subject to contrary direction from Her Majesty’s Revenue and Customs (“HMRC”)), if at the time the payment is made, the issuer reasonably believes the person beneficially entitled to the payment is either (a) a United Kingdom resident company; or (b) a non-United Kingdom resident company carrying on a trade in the United Kingdom through a permanent establishment where the payment is required to be brought into account in calculating the United Kingdom corporation tax liability of that company; or (c) an entity of the kind listed in section 936 of the ITA 2007 (which includes registered pension schemes, charities and local authorities) or a partnership of entities of the kind listed in section 937 of the ITA 2007 (which includes all of the foregoing) that is entitled to be paid gross.

In all other cases, interest is subject to withholding on account of United Kingdom income tax at the basic rate (currently 20%), subject to any prior direction to the contrary under a double tax treaty.

The notes will be issued with a premium payable on redemption in certain circumstances. The payment of such a redemption premium (unless paid to reflect credit risk, or designed to preserve the post-inflation real value of the loan principal, on top of a full interest coupon) may be treated as a payment of interest. In being treated as such, any obligation to withhold tax imposed by section 874 of the ITA 2007 would apply equally to premium payments as it would to interest, for United Kingdom tax purposes.

Interest paid on the notes will have a United Kingdom source and accordingly may be subject to United Kingdom income tax or corporation tax for direct assessment. Where interest is paid free of any withholding or deduction, the interest will not be assessed to United Kingdom income or corporation tax in the hands of a holder of notes who is not resident in the United Kingdom, except where the holder of notes carries on a trade, profession or vocation through a United Kingdom branch or agency or carries on a trade through a United Kingdom permanent establishment in connection with which the interest is received or to which the notes are attributable, in which case (subject to exemptions for interest received by certain categories of agent such as investment managers) tax may be levied on the United Kingdom branch or agency, or permanent establishment.

United Kingdom Corporation Tax Payers. Holders of notes within the charge to United Kingdom corporation tax should generally be treated for tax purposes as realising profits, gains or losses in respect of the notes under the “loan relationship” rules on a basis which is broadly in accordance with their statutory accounts, provided that the accounting treatment is in accordance with generally accepted accounting practice (as that term is defined for United Kingdom tax purposes). For these purposes, debits and credits including those attributable to currency fluctuations, will be taken into account in computing taxable income for corporation tax purposes.

Other United Kingdom Tax Payers.

Taxation of chargeable gains. An individual holder of notes who is resident in the United Kingdom, or who carries on a trade, profession or vocation in the United Kingdom through a branch or agency to which the notes are attributable, may have to account for capital gains tax in respect of any gains arising on a disposal (including a redemption) of the notes, unless the notes constitute “qualifying corporate bonds” (as defined in section 117 of the Taxation of Chargeable Gains Act 1992). Any capital gains would be calculated by comparing the sterling values at the time of acquisition and disposal. Accordingly, a taxable gain can arise even where the U.S. dollar amount received on a disposal is less than or the same as the U.S. dollar amount paid for the notes.

Accrued income scheme. On a disposal of the notes, any interest which has accrued since the last interest payment date may be chargeable to tax as income under the rules of the “accrued income scheme” set out in Part 12 of the ITA 2007, if the holder of the notes is resident in the United Kingdom or carries on a trade in the United Kingdom through a branch or agency to which the notes are attributable.

Non-United Kingdom Tax Payers. Holders of notes who are resident in a jurisdiction outside the United Kingdom and who are not resident in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency (or, for holders who are companies, through a permanent establishment in the United Kingdom) to which the notes are attributable should not generally be liable to United Kingdom taxation in respect of a disposal (including redemption) of a note.

Holders of notes who are individuals and who have ceased to be resident in the United Kingdom for a period of less than five years of assessment and who dispose of their notes during that period may be liable on return to the United Kingdom to United Kingdom taxation on chargeable gains arising during that period of absence, subject to any applicable exemptions or reliefs.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”). No United Kingdom stamp duty or SDRT should be payable (i) upon the issue of the notes by AXIS Specialty Finance PLC or (ii) on agreements to transfer notes, provided that the notes fall within the exemption for certain loan capital in section 79 Finance Act 1986.

In order to qualify for exemption, the notes must not (i) be convertible into, or carry a right to the acquisition of, shares or other securities; (ii) carry a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the securities; (iii) (subject to certain exceptions) carry (or have carried) a right to interest the amount of which falls to be determined, to any extent, by reference to the results of, or any part of, a business or to the value of any property; or (iv) carry (or have carried) a right on repayment to an amount that exceeds the nominal amount of the securities and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of securities that are quoted on the London Stock Exchange, unless the amount payable on redemption is determined by reference to a United Kingdom domestic general prices index such as the Retail Price Index (but not if the returns are linked to an equity index).

Provision of Information by and/or to HM Revenue and Customs. Holders of notes should note that, in certain circumstances, HMRC has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays or credits interest to, or receives interest for the benefit of, the holder of a note. Any such information obtained by HMRC may, in certain circumstances, be shared by HMRC with the tax authorities of the jurisdiction in which the holder is resident for tax purposes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to Title I of ERISA, any other plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the indicia of ownership, prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of notes by an ERISA Plan with respect to which AXIS Finance PLC, an underwriter, or AXIS Capital is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the note constitutes assets of any Plan or (ii) the purchase of the note by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Additionally, if any purchaser or subsequent transferee of the notes is using assets of any ERISA Plan to acquire or hold the notes, such purchaser and subsequent transferee will be deemed to represent that (i) none of AXIS Finance PLC, the underwriters, and any of their respective affiliates has acted as the ERISA Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the notes and none of AXIS Finance PLC, the underwriters, and any of their respective affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to the notes and (ii) the decision to invest in the notes has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c)(1), as amended from time to time (such 29 C.F.R. Section 2510.3-21, the “Fiduciary Rule”), who (a) is independent of AXIS Finance PLC and the underwriters; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser or transferee’s investment in the notes and is responsible for exercising independent judgment in evaluating the investment in the notes; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Securities Act of 1934, as amended; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser or transferee holds the notes hold or have under management or control total assets of at least $50 million; and (e) is aware of and acknowledges that (I) none of AXIS Finance PLC, the underwriters, and any of their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the notes, and (II) AXIS Finance PLC, the underwriters, and their respective affiliates have a financial interest in the purchaser’s or transferee’s investment in the notes on account of the fees and other remuneration AXIS Finance PLC, the underwriters, or their respective affiliates expect to receive in connection with transactions contemplated hereunder. Notwithstanding the foregoing, any ERISA Plan which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in clause (ii)(d) above.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing (and/or holding) the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

UNDERWRITING

AXIS Finance PLC and AXIS Capital have entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., as representatives of the underwriters, pursuant to which, and subject to its terms and conditions, AXIS Finance PLC has agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from AXIS Finance PLC the respective principal amount of notes set forth opposite their names in the following table.

Underwriters	Principal Amount of Notes To Be Purchased
Credit Suisse Securities (USA) LLC	$105,000,000
Barclays Capital Inc.	52,500,000
Citigroup Global Markets Inc.	52,500,000
HSBC Securities (USA) Inc.	52,500,000
BMO Capital Markets Corp.	23,345,000
ING Financial Markets LLC	23,345,000
Lloyds Securities Inc.	23,310,000
RBC Capital Markets, LLC	8,750,000
RBS Securities Inc.	8,750,000

Total	$350,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are conditioned upon the delivery of legal opinions by their counsel and other conditions. The underwriters are obligated to purchase all the notes, if any notes are purchased.

The underwriters have advised us that they intend to offer the notes initially at the public offering price shown on the cover page of this prospectus supplement and may offer the notes to certain dealers at the public offering price less a selling concession not to exceed 0.400% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession on sales to other dealers not to exceed 0.250% of the principal amount of the notes. After the initial offering of the notes, the underwriters may change the public offering price and the concession and the reallowance to selected dealers.

AXIS Finance PLC and AXIS Capital have agreed that, without the prior written consent of the representatives, on behalf of the underwriters, AXIS Finance PLC and AXIS Capital will not, during the period beginning on the date of the underwriting agreement and continuing to and including the closing under the underwriting agreement, offer or sell, or announce the offering of, any registered debt securities.

We estimate that the expenses of this offering that are payable by AXIS Capital or one of its affiliates, including printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $800,000. The underwriters have agreed to reimburse us $227,500 for certain fees and expenses relating to this offering.

New Issue of Notes

The notes are a new issue of securities with no established trading market. Application will be made to the Bermuda Stock Exchange for the listing of the notes on the Exchange and permission to deal in the notes thereon. The Exchange is not a regulated market for the purposes of Directive 2004/39/EC. There are no assurances that such listing will be granted and, if granted, maintained. Furthermore, if listed, we may discontinue such listing at any time in our discretion without notice to the holders. The underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes, and they may discontinue this market-making at any time in their sole discretion. Accordingly, we cannot assure investors that there will be adequate liquidity or an adequate trading market for the notes.

Price Stabilization and Short Positions

The underwriters may engage in over-allotment and stabilizing transactions or purchases and passive market-making for the purpose of pegging, fixing or maintaining the price of the notes in accordance with Regulation M under the Exchange Act:

•	Over-allotment involves sales by the underwriters of notes in excess of the number of notes the underwriters are obligated to purchase, which creates a short position. Since the underwriters in this offering do not have an over-allotment option to purchase additional securities, their short position will be a naked short position. A naked short position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering;

•	Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. These stabilizing transactions may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

AXIS Finance PLC and AXIS Capital, jointly and severally, have agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make for these liabilities.

Other Relationships

From time to time, the underwriters and their respective affiliates have directly or indirectly provided investment and/or commercial banking services to us for which they have received customary compensation and expense reimbursement. HSBC Securities (USA) Inc. has provided certain financial advisory services to us. The underwriters and their respective affiliates may in the future provide similar services to us.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, no offer of notes which are the subject of this offering has been, or will be made to the public in that member state, other than under the following exemptions under the Prospectus Directive (as defined below):

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a member state to whom any offer of notes is made or who receives any communication in respect of an offer of notes, or who initially acquires any notes will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning of the law in that member state implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any notes acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any member state other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where notes have been acquired by it on behalf of persons in any member state other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

We, the underwriters and our and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that member state of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each member state.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Japan

The notes offered by this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). The notes offered by this prospectus may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor pursuant to Section 274 of the SFA, (ii) to a relevant person under Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

(a)	a corporation (that is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except:

(1)	to an institutional investor, or to a relevant person defined in Section 275(2) of the SFA, or to any person where the transfer arises from an offer referred to in Section 275(1A) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	pursuant to Section 276(7) of the SFA or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations.

Extended Settlement

We expect that delivery of the notes will be made against payment therefor on or about December 6, 2017, which will be the fifth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before settlement will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the second business day before settlement should consult their own advisor.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York with respect to New York State law. Certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP, London, England with respect to matters of English law. Certain legal matters will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda with respect to matters of Bermuda law. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and the related financial statement schedules incorporated into this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the effectiveness of AXIS Capital Holdings Limited’s internal control over financial reporting have been audited by Deloitte Ltd., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

AXIS Capital files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. General information about AXIS Capital, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through its website at www.axiscapital.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus supplement information AXIS Capital files with the SEC, which means that we can disclose important information to you by referring you to those documents.

The information incorporated by reference is deemed to be part of this prospectus supplement and later information that AXIS Capital files with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below are incorporated by reference (other than information that is deemed, under SEC rules, not to have been filed):

•	the Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	the information in AXIS Capital’s definitive proxy statement filed on March 29, 2017 that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017; and

•	the Current Reports on Form 8-K filed on February 16, 2017, March 3, 2017, March 31, 2017, April 13, 2017, May 10, 2017, July 6, 2017 (excluding items filed under 7.01), August 25, 2017, October 13, 2017, October 18, 2017, October 23, 2017, November 16, 2017 and November 27, 2017.

All documents filed by AXIS Capital under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of this offering (other than information that is deemed, under SEC rules, not to have been filed) shall also be deemed to be incorporated into this prospectus supplement by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

AXIS Specialty Finance PLC

Attention: Corporate Secretary

4th Floor, Plantation Place South, 60 Great Tower Street

London, England EC3R 5AZ

44 207 877 3800

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference into this prospectus supplement.

LISTING INFORMATION

Application will be made to apply for the notes to be admitted to the Exchange.

The listing agent is Clarien BSX Services Ltd., 25 Reid Street, Hamilton HM 11, Bermuda.

PROSPECTUS

AXIS Capital Holdings Limited

Common Shares, Preference Shares, Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Purchase Units

AXIS Specialty Finance LLC and

AXIS Specialty Finance PLC

Debt Securities Fully and Unconditionally Guaranteed by AXIS Capital Holdings Limited

We may offer, from time to time, common shares, preference shares, depositary shares, debt securities, warrants, contracts to purchase shares of our common shares or purchase units consisting of (1) a purchase contract; (2) warrants and/or (3) debt securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares) that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract.

AXIS Specialty Finance LLC is a Delaware limited liability company. AXIS Specialty Finance LLC may offer, from time to time, debt securities. AXIS Specialty Finance PLC is an English public company limited by shares. AXIS Specialty Finance PLC may offer, from time to time, debt securities. We will fully and unconditionally guarantee all payment obligations due on the debt securities issued by AXIS Specialty Finance LLC and AXIS Specialty Finance PLC, as described in this prospectus and in an applicable prospectus supplement.

Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K and/or our Quarterly Reports on Form 10-Q, if any.

Our common shares are listed on the New York Stock Exchange, Inc. (“NYSE”) under the trading symbol “AXS.”

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2016.

i

PROSPECTUS SUMMARY

This prospectus is part of a joint registration statement filed by AXIS Capital Holdings Limited, AXIS Specialty Finance LLC and AXIS Specialty Finance PLC with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as the “Equity Securities” of the company (which includes our common shares) are listed on an “Appointed Stock Exchange” (which would include the NYSE). The Bermuda Monetary Authority and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

As used in this prospectus, references to the “Company,” “AXIS Capital,” “we,” “us” or “our” refer to the consolidated operations of AXIS Capital Holdings Limited and its direct and indirect subsidiaries and branches unless the context suggests otherwise. As used in this prospectus, references to “AXIS Finance” refer to AXIS Specialty Finance LLC and references to “AXIS Finance PLC” refer to AXIS Specialty Finance PLC.

References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless otherwise indicated or the context suggests otherwise.

RISK FACTORS

Investing in our securities involves risks. In addition to the risks discussed in the applicable prospectus supplement, you should carefully review the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may”, “should”, “could”, “anticipate”, “estimate”, “expect”, “plan”, “believe”, “predict”, “potential” and “intend.” Forward-looking statements contained in this prospectus may include information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair value of our investment portfolio and derivative contracts, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity prices, credit spreads and foreign currency rates. Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the caption “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus.

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, that prospectus supplement or such document incorporated by reference, as the case may be. We undertake no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED

AXIS Capital is the Bermuda-based holding company for the AXIS group of companies and was incorporated on December 9, 2002. AXIS Specialty Limited commenced operations on November 20, 2001. AXIS Specialty Limited and its subsidiaries became wholly owned subsidiaries of AXIS Capital pursuant to an exchange offer consummated on December 31, 2002. AXIS Capital is a global provider of a broad range of specialty (re)insurance on a worldwide basis, through operating subsidiaries and branch networks based in Bermuda, the United States, Canada, Europe, Australia (in run-off) and Singapore. We also maintain marketing offices in Brazil, France, Spain and Dubai. Our business consists of two distinct global underwriting platforms, AXIS Insurance and AXIS Reinsurance.

Our principal executive offices are located at 92 Pitts Bay Road, Pembroke HM 08, Bermuda, and our telephone number is (441) 496-2600.

AXIS FINANCE

AXIS Finance was formed in Delaware on March 12, 2010 as a limited liability company and is a direct wholly owned subsidiary of AXIS Specialty U.S. Holdings, Inc. and an indirect 100% owned subsidiary of AXIS Capital. AXIS Finance is a finance subsidiary without other material business activities. The principal executive office of AXIS Finance is 11680 Great Oaks Way, Suite 500, Alpharetta, GA 30022 and its telephone number is (678) 746-9000.

Copies of the certificate of formation and the limited liability company agreement will be included as exhibits to the registration statement of which this prospectus is a part.

AXIS FINANCE PLC

AXIS Finance PLC was incorporated and registered in England and Wales on January 3, 2014 as a public company limited by shares and is a direct wholly owned subsidiary of AXIS Specialty Holdings Bermuda Limited and an indirect 100% owned subsidiary of AXIS Capital. AXIS Finance PLC is a finance subsidiary without other material business activities. The principal executive office is 4th Floor, Plantation Place South, 60 Great Tower Street, London, EC3R 5AZ, United Kingdom, and its telephone number is 44 207 877 3800.

Copies of the certificate of incorporation, the memorandum of association and the articles of association will be included as exhibits to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us, AXIS Finance and AXIS Finance PLC will be used for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

For purposes of computing the following ratios, earnings consist of income before income taxes plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and credit facility fees and the interest portion on rent expense (for this calculation, 33.3% represents a reasonable approximation of the interest factor). A computation of the ratio of earnings to fixed charges and preferred dividends will be included as an exhibit to the registration statement of which this prospectus is a part.

	Nine Months Ended September 30, 2016	Years Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	9.3	12.0	11.4	11.8	9.1	1.9
Ratio of Earnings to Fixed Charges and Preferred Share Dividends(1)	5.5	7.1	7.6	7.4	5.8	1.2

(1)	Dividends have been tax effected at a 0% rate because it is presumed they will be funded from a Bermuda entity.

DESCRIPTION OF OUR SHARE CAPITAL

The following is a summary of the material provisions of our memorandum of association and bye-laws and the shareholders agreement among substantially all of our founding shareholders. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part. In this section, “we,” “us” and “our” refer to AXIS Capital and not any of our subsidiaries.

General

We are authorized to issue up to an aggregate of 800,000,000 shares, par value U.S. $0.0125 per share. As of September 30, 2016, there were (1) approximately 176,575,000 common shares issued and approximately 88,439,000 outstanding, (2) 16,000,000 Series C preferred shares, par value $0.0125 per share and liquidation preference of $25.00 per share, issued and outstanding and (3) 9,000,000 Series D preferred shares, par value $0.0125 per share and liquidation preference of $25.00 per share, issued and outstanding. On November 7, 2016, we issued 220,000 Series E preferred shares, par value $0.0125 per share and liquidation of $2,500.00 per share.

Common Shares

Except as described below, our common shares have no pre-emptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights.

Dividends

Holders of our common shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors.

Winding-Up or Distribution

In the event of winding-up or distribution, the holders of our common shares are entitled to receive at least the pro-rata portion of any cash distributed, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares.

Voting Rights

In general, and except as provided below, shareholders have one vote for each share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

However, pursuant to a mechanism specified in our bye-laws, the voting rights exercisable by a shareholder may be limited. In any situation in which the “controlled shares” (as defined below) of a “United States person” (as defined in the Internal Revenue Code of 1986, as amended, hereinafter referred to as the “Code”) would constitute 9.5% or more of the votes conferred by the issued shares and such United States person would generally be required to recognize income with respect to AXIS Capital under Section 951(a)(1) of the Code, if AXIS Capital were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%, the voting rights exercisable by a shareholder with respect to such shares shall be reduced so that no United States person is deemed to hold 9.5% or more of the voting power conferred by our shares. In addition, the voting power for a “Direct Foreign Shareholder Group” (as defined below) shall be reduced so that no Direct Foreign Shareholder Group is deemed to hold 9.5% or more of the voting power conferred by our shares. Our board of directors may also limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. “Controlled shares” includes, among other things, all shares that a United States person owns directly, indirectly or constructively (within the meaning of Section 958 of the Code). A “Direct Foreign Shareholder Group” includes a shareholder or group of commonly controlled shareholders that are not United States persons. This provision will not apply if a shareholder owns greater than 75% of our issued and outstanding shares.

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder’s voting rights.

Preference Shares

From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, our board of directors may create and issue one or more series of preference shares having such preferred, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital or otherwise, as we may by resolution of the shareholders determine. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable.

The particular rights and preferences of any preference shares will be described in a prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the preference shares being offered. We strongly encourage you to refer to our memorandum of association and bye-laws and any applicable certificate of designations for a complete understanding of the terms and conditions applicable to the preference shares.

A prospectus supplement will describe the terms of each class or series of preference shares we offer, including, to the extent applicable:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•	the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•	the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital shares, to elect one or more of our directors;

•	the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•	the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Dividends

The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates, when and as declared by our board of directors and subject to Bermuda law and regulations. The dividends will accrue or be payable on each preference share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. Dividends on preference shares may be cumulative or non-cumulative. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such preference amounts, if any, as may be payable in case of our liquidation, dissolution or winding up.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series that pay dividends on a cumulative basis or for the immediately preceding dividend period of the other class or series of preference shares that pay dividends on a non-cumulative basis. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding that pay dividends on a cumulative basis or for the immediately preceding dividend period on all of the preference shares then outstanding that pay dividends on a non-cumulative basis are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable or payable with respect to such dividend period, as applicable, on each class or series for all past dividend periods bear to the total dividends then accumulated and payable or payable with respect to such dividend period, as applicable, for all past dividend periods on all outstanding preference shares.

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends or distributions to AXIS Capital. Our operating subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends or distributions.

Under the Insurance Act 1978 of Bermuda (the “Insurance Act”), AXIS Specialty Limited is required to maintain its statutory capital and surplus at levels equal to or in excess of its minimum liquidity ratio, its minimum solvency margin and its enhanced capital requirement. AXIS Specialty Limited may not declare or pay a dividend or distribution if such payment would cause it to no longer comply with its capital requirements under the Insurance Act.

In addition, as the AXIS group of companies (the “AXIS Group”) is regulated by the Bermuda Monetary Authority for group supervision purposes, the AXIS Group is also required to maintain its group capital at a level equal to or in excess of its minimum group solvency margin and comply with its group enhanced capital requirement. The ability of AXIS Capital to declare and pay dividends and distributions will be conditional upon the AXIS Group continuing to comply with its group capital requirements.

As used in this prospectus, “regulatory capital adequacy event” means that our minimum solvency margin, capital adequacy ratios and/or any other comparable ratio, regulatory capital resource or level (applicable on an individual or group basis), or any equivalent terminology employed by the then-applicable capital adequacy regulations, is/are below the capital adequacy requirements imposed upon us by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) pursuant to the then-applicable capital adequacy regulations which includes our ‘‘Enhanced Capital Requirements” (as defined in the Bermuda capital regulations) or any equivalent terminology employed by the then-applicable capital adequacy regulations.

As used in this prospectus, “capital adequacy regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations). See “Risk Factors” in our Annual Report on Form 10-K for the most recent fiscal year.

Dividends on the preference shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets the liquidation preference with respect to that class or series of preference shares. If dividends on such class or series of preference shares are cumulative, holders will also receive an amount equal to all accrued but unpaid dividends thereon before any of our assets will be paid or distributed to holders of our common shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the full amounts due to the holders of all of the classes or series of preference shares then outstanding. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

The applicable prospectus supplement for any class or series of preference shares will state the terms, if any, on which such class or series of preference shares will be redeemable, whether in whole or in part, on a mandatory basis, at our option or at the option of the holder.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro-rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.

Under Section 42 of the Bermuda Companies Act of 1981, as amended (the “Companies Act”), no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities.

Conversion Rights

The terms of preference shares of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of preference shares upon conversion or exchange would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or our bye-laws.

Preference shares converted to common shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued common share capital.

Reissuance of Shares

Any preference shares retired by purchase or redemption, or otherwise acquired by us or converted into other shares, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

Voting Rights

Except as otherwise stated in the applicable prospectus supplement and in the certificate of designation establishing such series of preference shares or as required by applicable law, the holders of preference shares will have no general voting rights, which means that they will not be entitled to vote on matters submitted to a vote of our common shareholders.

The applicable prospectus supplement for a series may provide for special voting rights, including that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount or for an aggregate period specified in the applicable prospectus supplement, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors.

The applicable prospectus supplement for a series may also provide that rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act. The rights conferred upon the holders of the shares of any class issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by our common shares.

Holders of preference shares would be entitled to vote in the event we were to merge into or amalgamate with another company. The approval of the holders of a majority of the preference shares would be required, voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to redeem preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1)	we may not redeem less than all of the preference shares outstanding at such time unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2)	we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as our board of directors in its sole discretion, after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, determines (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3)	we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any shares of any other class of our shares ranking junior to the preference shares as to dividends and upon liquidation.

Pre-emptive Rights

No holder of preference shares, solely by reason of such holding, has or will have any pre-emptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Bye-laws

In addition to the provisions described above, the following provisions are a summary of some of the other important provisions of our bye-laws.

Our Board of Directors. Our bye-laws provide that our board of directors shall consist of between 9 and 16 members, or such number as determined by the shareholders. The current board of directors consists of 12 persons and is divided into three classes. Each director serves a three-year term, with termination staggered according to class. Shareholders may only remove a director for cause at an annual general meeting by the affirmative vote of shareholders holding a majority of the aggregate voting power of all of our issued and outstanding shares; provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least 14 days before that meeting. Such vacancy may be filled by the shareholders at the meeting at which such director is removed. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs as a result of death, disability, disqualification or resignation of a director, from an increase in the size of the board of directors or from a vacancy left unfilled at a general meeting.

Shareholder Action. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the aggregate voting power of our shares shall constitute a quorum for the transaction of business. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. In addition, most actions that may be approved by resolution of our shareholders in a general meeting may, without a meeting, be approved by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution.

Voting of Subsidiary Shares. If we are required or entitled to vote at a general meeting of any of our direct subsidiaries on matters other than appointment, removal and remuneration of auditors, approval of financial statements and reports thereon and remuneration of directors, our directors must refer the subject matter of the vote to our shareholders and seek authority from such shareholders as to how they should vote on the resolution proposed by the subsidiary. Substantially similar provisions are contained in the bye-laws or equivalent governing documents of most of our non-U.S. subsidiaries.

Amendment. Our bye-laws may only be amended by a resolution adopted by our board of directors and by resolution of our shareholders.

Restrictions on Transfer of Shares

Our board of directors may decline to register a transfer of any common shares or preference shares (1) if it appears to the board of directors, in its sole and reasonable discretion, after taking into account the limitations on voting rights contained in our bye-laws, that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders or their affiliates may occur as a result of such transfer or (2) subject to any applicable requirements of the NYSE, if a written opinion from counsel supporting the legality of the transaction under U.S. securities laws has not been provided or if any required governmental approvals have not been obtained.

Acquisition of Shares by Us

Under our bye-laws and subject to Bermuda law, if our board of directors determines that any shareholder’s ownership of common shares or preference shares may result in non-de minimis adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders or their affiliates, we have the option, but not the obligation, to require such shareholder to sell to us or to a third party to whom we assign the repurchase right the minimum number of common shares or preference shares that is necessary to avoid or cure any such adverse consequences at a price determined in the good faith discretion of the board of directors to represent the shares’ fair market value.

Issuance of Shares

Subject to our bye-laws and Bermuda law, our board of directors has the power to issue any of our unissued common shares or preference shares as it determines, including the issuance of any common shares or class or series of shares with preferred, deferred or other special rights.

The restrictions on transfer, voting restrictions, right to acquire shares and right to issue additional shares or a new class or series of shares described above may have the effect of delaying, deferring or preventing a change in control of AXIS Capital.

Anti-Takeover Provisions and Insurance Regulations Concerning Change of Control

Some of the provisions of our bye-laws as well as some insurance regulations concerning change of control could delay or prevent a change of control.

Differences in Corporate Law

The Companies Act, which applies to us, differs in some material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of some significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us that differ from provisions of the State of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors. Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on directors and officers of a company with respect to matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director or officer, if it appears to a court that such director or officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such directors and officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer of us for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors. Under Bermuda law and our bye-laws, a transaction entered into by us in which a director has an interest will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction; provided that the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act; provided that the director is not disqualified from doing so by the chairman of the meeting.

Under Delaware law, such a transaction would be voidable unless (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors or a committee of disinterested directors and the board of directors or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the shareholders. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Dividends and Distributions. Bermuda law permits the declaration and payment of dividends and the making of distributions from contributed surplus by a company only if there are no reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities. The excess of the consideration paid on the issue of shares over the aggregate par value of such shares must (except in limited circumstances) be credited to a share premium account. Share premium may be distributed in limited circumstances, for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to applicable Bermuda insurance laws and regulatory constraints. See “—Preference Shares—Dividends.”

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding shares of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the company and would be conducive to attaining the objectives contained within our memorandum of association. We may, with the approval of at least 75% of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate or merge with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation or merger, a shareholder who did not vote in favor of the amalgamation or merger may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer (other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice in accordance with the Companies Act require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital shares. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations and mergers require the approval of the board of directors and, except in the case of amalgamations and mergers with and between wholly owned subsidiaries, a resolution of shareholders approved by a majority of at least 75% of the votes cast. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders, and not by written consent, holding at least two-thirds of our outstanding common shares not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of stockholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify and secure harmless out of our assets our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) (the “Indemnitees”) from and against all actions, costs, charges, losses, damages or expenses incurred or suffered by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful. We may also advance moneys to the Indemnitees for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on the condition that any person to whom such moneys are advanced will repay the advance if any allegation of fraud or dishonesty is proved against such person.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers that is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include such a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders Meetings. Under our bye-laws, a special general meeting may be called by our President or by our Chairman. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of AXIS Capital as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of shareholders.

Approval of Corporate Matters by Written Consent. Under our bye-laws and the Companies Act, shareholders may take action by written consent and pursuant to our bye-laws, 100% shareholders consent is required. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. The holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof who did not vote in favor of the amendment have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court.

Under Delaware law, amendment of the certificate of incorporation of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company’s stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the shares entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of shares.

Amendment of Bye-laws. Consistent with the Companies Act, AXIS Capital’s bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Listing

Our common shares are listed on the NYSE under the trading symbol “AXS.” Our preference shares may be listed from time to time as set forth in the applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is Computershare Trust Company, N.A., whose principal executive office is located at 480 Washington Boulevard, Jersey City, NJ 07310. The transfer agent and registrar for each class or series of preference shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEPOSITARY SHARES

The following is a summary of the material provisions of the forms of depositary agreement and depositary receipt we may issue from time to time. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus is a part.

General

We may issue depositary shares representing proportional fractional interests in common shares or preference shares which will be evidenced by depositary receipts. We will deposit the underlying common shares or preference shares with a depositary pursuant to a deposit agreement among us, the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of the common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights) as specified in the applicable prospectus supplement.

Dividends and Other Distributions

Unless otherwise specified in the applicable prospectus supplement, the depositary will distribute any cash dividends or other cash distributions received in respect of the deposited common shares or preference shares, including any additional amounts as described in the applicable prospectus supplement, to the record holders of depositary shares relating to the underlying common shares or preference shares in proportion to the number of depositary shares held by the holders. If we make a distribution on the deposited common shares or preference shares other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Redemption of Depositary Shares

Subject to Bermuda law, if we redeem preference shares represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the preference shares held by the depositary.

Whenever we redeem preference shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing preference shares so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or in such other manner as we may determine to be fair and equitable. Unless otherwise specified in the applicable prospectus supplement, the depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the preference shares and a corresponding number of depositary shares.

Voting Deposited Common Shares or Preference Shares

Because each depositary share will represent a fractional interest in a common share or preference share, holders of depositary receipts will be entitled to a fraction of a vote per deposited common share or preference share under the circumstances in which holders of such deposited common shares or preference shares are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of any deposited common shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the common shares or preference shares, may instruct the depositary to vote the amount of the common shares or preference shares represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the common shares or preference shares represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the common shares or preference shares, it will not vote the amount of the common shares or preference shares represented by such depositary shares.

Preemptive and Conversion Rights

Unless otherwise specified in an applicable prospectus supplement, the holders of the depositary shares do not have any preemptive or conversion rights.

Depositary, Transfer Agent and Registrar

Unless otherwise specified in the applicable prospectus supplement, Computershare, Inc. and Computershare Trust Company, N.A. will be the depositary for the depositary shares. Computershare Trust Company, N.A. will be the transfer agent and registrar for the depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a majority of the depositary shares then outstanding.

The Deposit Agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•	there has been made a final distribution in respect of the common shares or preference shares in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares.

Fees, Charges and Expenses

Unless otherwise specified in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares we may offer. We will also pay all charges of the depositary in connection with the initial deposit of the common shares or the preference shares and the initial issuance of the depositary shares, all withdrawals and any redemption or repurchase, as applicable, of deposited common shares or preference shares. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.

Resignation and Removal of Depositary

Unless otherwise specified in the applicable prospectus supplement, the depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.

Miscellaneous

Unless otherwise specified in the applicable prospectus supplement, the depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or deposited common shares or preference shares unless satisfactory indemnity is furnished.

DESCRIPTION OF AXIS CAPITAL DEBT SECURITIES

The following is a summary of the material terms and conditions of the forms of indentures and debt securities we may issue from time to time. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of the description set forth under “Description of AXIS Capital Debt Securities,” references to the “Company,” “we,” “our,” and “us,” refer to AXIS Capital and not to any of its subsidiaries.

Senior Debt Indenture and Subordinated Debt Indenture

We may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture dated as of November 15, 2004 between AXIS Capital and The Bank of New York Mellon, as trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture to be entered into between AXIS Capital and The Bank of New York Mellon, as trustee. In addition, we may issue junior subordinated debt securities under the subordinated indenture between us and The Bank of New York Mellon, as trustee. The senior indenture and the subordinated debt indenture are collectively referred to in this section as the “indentures.”

The senior debt indenture and the subordinated debt indenture are substantially the same except that (1) the senior debt indenture, unlike the subordinated debt indenture, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture and (2) the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Capital. Neither the senior debt indenture nor the subordinated debt indenture limits the aggregate principal amount of indebtedness that we may issue from time to time.

Senior and Subordinated Debt Securities

The debt securities will be our unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “subordinated” debt. Events that can trigger the right of holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.

We may issue the senior debt securities pursuant to the senior debt indenture in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

We may issue the subordinated debt securities pursuant to the subordinated debt indenture in one or more series. All series of subordinated debt securities issued under the subordinated debt indenture will be equal in ranking. The debt securities issued under the subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “—Subordination Under the Subordinated Debt Indenture.”

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to make payments on its debt securities depends almost exclusively on the ability of its subsidiaries to pay dividends to AXIS Capital. AXIS Specialty Limited, AXIS Re SE, AXIS Specialty Europe SE, AXIS Reinsurance Company,

AXIS Specialty Insurance Company, AXIS Surplus Insurance Company, AXIS Insurance Company and AXIS Ventures Reinsurance Limited (collectively, our “Insurance Subsidiaries”) are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. See “Risk Factors” and the Note entitled “Statutory Financial Information” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the most recent fiscal year.

Additionally, the senior debt securities issued pursuant to the senior debt indenture and the subordinated indebtedness issued under the subordinated debt indenture will effectively be subordinated to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any of our subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Further, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior debt securities issued under the senior debt indenture and to payments on the subordinated indebtedness issued under the subordinated debt indenture.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of debt securities we offer, including, to the extent applicable:

•	the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities, including whether such debt securities will be issued with original issue discount, and the denominations of the debt securities;

•	whether the securities are senior or subordinated;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium, interest and additional amounts will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•	the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable;

•	any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•

whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•	any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest on or additional amounts with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•	whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Book-Entry Procedures and Settlement;”

•	any proposed listing of the debt securities on a securities exchange;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of interest on the debt securities;

•	any other specific terms of the debt securities, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under the senior debt indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The senior debt indenture defines “restricted subsidiaries” as (1) AXIS Specialty Limited, AXIS Reinsurance Company and AXIS Specialty Holdings Ireland Limited; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any successor to any such subsidiary. As of September 30, 2016, the consolidated total assets of each of AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Specialty Global Holdings Limited, AXIS Reinsurance Company, AXIS Insurance Company, AXIS Specialty Holdings Ireland Limited and AXIS Re SE constituted at least 20% of our total consolidated assets.

Consolidation, Merger, Amalgamation and Sale of Assets. The indentures provide that we will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless:

•	we are the continuing entity in the transaction or, if not, the successor entity is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the Organization for Economic Cooperation and Development (“OECD”) and expressly assumes by supplemental indenture our obligations on the securities and under the indentures;

•	following the completion of the transaction, we or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indentures; and

•	a specified officers’ certificate and an opinion of counsel are delivered to the applicable trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a transaction enumerated above. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

Restrictions on Dispositions. The senior debt indenture provides that, except in a transaction otherwise governed by such indenture, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

•	we dispose of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary; or

•	after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors.

The senior debt indenture does not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.

Events of Default

Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•	a default in payment of principal or any premium or any additional amounts when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•	a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	events of bankruptcy, insolvency or reorganization; or

•	a continuing default, for more than 30 days after we receive notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured.

The indentures provide that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the relevant indenture (voting as separate classes), may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, voting as a single class, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•	the holders of at least 33% in principal amount of the outstanding debt securities of the affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of the affected series treated as one class, did not direct the trustee to refrain from instituting the action.

The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

Except as set forth in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in the indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.

Except as set forth in the prospectus supplement, we may elect to be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. We may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

Except as set forth in the prospectus supplement, we may elect to defease and be discharged from all of our obligations contained in the indentures or from specific obligations under the covenants contained in the indentures with respect to any debt securities of or within a series. We may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the U.S. Internal Revenue Service (“IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

We may exercise our defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indentures

The indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants that protect holders of the debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture; provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest on or any additional amount is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior debt securities that would be adversely affected by the amendment.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (each, a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to the limitations and exceptions described below, pay to the holder of any debt securities such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)	any tax, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that (a) the holder or beneficial owner of such debt security was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) the holder presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) the holder presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;

(3)	any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)	any withholding or deduction imposed on or in respect of any debt security pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the U.S. Internal Revenue Code of 1986, as amended; or

(5)	any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities of a series at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, treaties, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any other taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to us, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities of such series as provided in “—Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Subordination Under the Subordinated Debt Indenture

The subordinated debt indenture provide that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on and additional amounts with respect to all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•	issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

Senior indebtedness does not include:

•	any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

•	any of our indebtedness to our subsidiaries.

The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.

The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•	that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Conversion Rights

The terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustees

The Bank of New York Mellon, formerly known as The Bank of New York, acts as the trustee under the senior debt indenture and will act as trustee under the subordinated debt indenture. The Bank of New York Mellon acts as a lender under our credit facility, and The Bank of New York Mellon Trust Company, N.A. acts as trustee under the AXIS Finance senior debt indenture, acts as trustee under the AXIS Finance PLC senior debt indenture, will act as trustee under the AXIS Finance subordinated debt indenture, will act as trustee under the AXIS Finance PLC subordinated debt indenture and as institutional trustee.

DESCRIPTION OF OUR WARRANTS

The following is a summary of the material terms and conditions of the forms of warrant agreement and warrant certificate representing each warrant. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the warrants being offered. The applicable prospectus supplement will describe the various factors considered in determining the price or prices at which the warrants will be issued and the exercise price of such warrants.

Warrants

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	provisions for changes to or adjustments in the exercise price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the warrant property (as defined below) purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the warrant property purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of the warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Certificates representing warrants will be exchangeable for new certificates representing warrants of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase, or receive cash value determined in whole or in part by reference to the performance, level or value of, one or more of the following:

•	our securities or the securities of one or more other issuers;

•	one or more currencies or commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

Each, security, instrument, measure or event described above is referred to as “warrant property.”

The prospectus supplement or supplements will describe what we may deliver to satisfy our obligations with respect to any warrants.

No holder of a warrant will, as such, have any rights of a holder of the warrant property purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.

Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

Warrant Agreements Will Not Generally be Qualified Under Trust Indenture Act

Warrant agreements will not generally be qualified as indentures, and warrant agents will not generally be required to qualify as trustees, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement may not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Holders

In the case of any warrants issued under warrant agreements that are not qualified as indentures under the Trust Indenture Act, each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will not be obligated to take any action on behalf of those holders or owners to protect their rights under the warrants.

Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive delivery of warrant property or payment, if any, for their warrants, in the case of other warrants.

Governing Law

Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.

DESCRIPTION OF AXIS FINANCE DEBT SECURITIES AND AXIS CAPITAL DEBT GUARANTEES

The following is a summary of the material terms and conditions of the forms of indentures and debt securities AXIS Finance may issue from time to time. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of the description set forth under “Description of AXIS Finance Debt Securities and AXIS Capital Debt Guarantees,” references to “AXIS Finance” refer to AXIS Finance and not to any subsidiaries and references to “AXIS Capital” refer to AXIS Capital and not to any of its subsidiaries.

The AXIS Finance Senior Debt Indenture and the AXIS Finance Subordinated Debt Indenture

AXIS Finance, an indirect and wholly owned subsidiary of AXIS Capital, may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. The debt securities of AXIS Finance will be fully and unconditionally guaranteed by AXIS Capital. The debt securities of AXIS Finance will not be guaranteed by any subsidiaries of AXIS Capital. AXIS Finance will issue any senior debt securities pursuant to the senior debt indenture dated as of March 23, 2010 among AXIS Finance, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such senior debt indenture is referred to in this prospectus as the “AXIS Finance senior debt indenture.” AXIS Finance will issue any subordinated debt securities pursuant to a subordinated debt indenture to be entered into among AXIS Finance, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such subordinated debt indenture is referred to in this section as the “AXIS Finance subordinated debt indenture.” In addition, AXIS Finance may issue junior subordinated debt securities under the AXIS Finance subordinated debt indenture. The AXIS Finance senior indenture and the AXIS Finance subordinated debt indenture are collectively referred to in this section as the “AXIS Finance indentures.”

The AXIS Finance senior debt indenture and the AXIS Finance subordinated debt indenture are substantially the same except that (1) the AXIS Finance senior debt indenture, unlike the AXIS Finance subordinated debt indenture, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the AXIS Finance senior debt indenture and (2) the AXIS Finance subordinated debt indenture, unlike the AXIS Finance senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Finance. Neither the AXIS Finance senior debt indenture nor the AXIS Finance subordinated debt indenture limits the aggregate principal amount of indebtedness that AXIS Finance may issue, or that AXIS Capital may guarantee, from time to time.

Senior and Subordinated Debt Securities

The debt securities will be AXIS Finance’s unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “subordinated” debt. Events that can trigger the right of holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the AXIS Finance senior debt indenture.

AXIS Finance may issue the senior debt securities pursuant to the AXIS Finance senior debt indenture in one or more series. All series of senior debt securities issued under the AXIS Finance senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all of AXIS Finance’s other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to its senior debt securities.

AXIS Finance may issue the subordinated debt securities pursuant to the AXIS Finance subordinated debt indenture in one or more series. All series of subordinated debt securities issued under the AXIS Finance subordinated debt indenture will be equal in ranking. The debt securities issued under the AXIS Finance subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium or interest owing under the subordinated debt securities to all of AXIS Finance’s senior indebtedness in the manner described below under the caption “—Subordination Under the AXIS Finance Subordinated Debt Indenture.”

AXIS Finance is a finance subsidiary with no operations or assets other than in such capacity, and AXIS Capital is a holding company and has no direct operations. Accordingly, the credit character of the AXIS Finance debt securities is comparable to debt issued by a holding company. The ability of AXIS Finance and AXIS Capital to make payments on the debt securities and the guarantee depends almost exclusively on the ability of AXIS Capital’s subsidiaries to pay dividends and make intercompany transfers. The notes will be effectively subordinated to the obligations of AXIS Capital’s subsidiaries, other than AXIS Finance, meaning that holders of the notes will have a junior position to the claims of creditors of AXIS Capital’s subsidiaries (including policyholders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders) on their assets and earnings. AXIS Capital’s Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends.

Additionally, the senior debt securities issued pursuant to the AXIS Finance senior debt indenture, the AXIS Finance subordinated indebtedness issued under the AXIS Finance subordinated debt indenture and the guarantees will effectively be subordinated to any indebtedness of AXIS Capital’s subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than its creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of AXIS Capital’s subsidiaries would adversely impact its financial condition and possibly impair its ability to meet its obligations on the guarantees. In addition, any liquidation of the assets of any of AXIS Capital’s subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to AXIS Capital. This inability to pay dividends would further impair AXIS Capital’s ability to satisfy its obligations under the guarantees.

Further, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy AXIS Finance’s or AXIS Capital’s outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of AXIS Finance’s or AXIS Capital’s secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior debt securities issued under the AXIS Finance senior debt indenture and to payments on the subordinated indebtedness issued under the AXIS Finance subordinated debt indenture.

Guarantees

The payment obligations of AXIS Finance pursuant to the debt securities will be fully and unconditionally guaranteed by AXIS Capital. None of the subsidiaries of AXIS Capital will guarantee or have an obligation in respect of the debt securities.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of debt securities AXIS Finance offers and the related guarantees, including, to the extent applicable:

•	the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities, including whether such debt securities will be issued with original issue discount, and the denominations of the debt securities;

•	whether the securities are senior or subordinated;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•	the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest with respect to the debt securities will be payable;

•	any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit AXIS Finance to buy back the debt securities on terms that it designates in the prospectus supplement. A sinking fund provision could either obligate or permit AXIS Finance to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•	whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•	any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•	whether AXIS Finance is issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Book-Entry Procedures and Settlement;”

•	any proposed listing of the debt securities on a securities exchange;

•	any right AXIS Finance may have to satisfy, discharge and defease its obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the AXIS Finance indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right AXIS Finance may have to defer payments of interest on the debt securities;

•	any other specific terms of the debt securities or the guarantees, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, AXIS Finance will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, AXIS Finance may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. AXIS Finance will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

AXIS Finance may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how AXIS Finance will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under the AXIS Finance senior debt indenture, so long as any debt securities are outstanding, neither AXIS Capital nor any of its restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of its respective debt or other obligations unless any AXIS Finance debt securities and related guarantee issued under the AXIS Finance senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes AXIS Capital’s restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The AXIS Finance senior debt indenture defines “restricted subsidiaries” as (1) AXIS Specialty Limited; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of its total consolidated assets; and (3) any successor to any such subsidiary. As of September 30, 2016, the consolidated total assets of each of AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Specialty Global Holdings Limited, AXIS Reinsurance Company, AXIS Insurance Company, AXIS Specialty Holdings Ireland Limited and AXIS Re SE constituted at least 20% of AXIS Capital’s total consolidated assets.

Consolidation, Merger, Amalgamation and Sale of Assets. The AXIS Finance indentures provide that AXIS Finance or AXIS Capital will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of its assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless:

•	AXIS Finance or AXIS Capital is the continuing entity in the transaction or, if not, the successor entity is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the OECD and expressly assumes by supplemental indenture its obligations on the securities and under the AXIS Finance indentures;

•	following the completion of the transaction, AXIS Finance, AXIS Capital or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the AXIS Finance indentures; and

•	a specified officers’ certificate and an opinion of counsel are delivered to the applicable trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the AXIS Finance indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a transaction enumerated above. In addition, the AXIS Finance indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

The indenture relating to the AXIS Finance debt securities permits the surviving entity following a consolidation, merger or certain other action of the issuer or the guarantor to be organized under the laws of jurisdictions other than the United States or Bermuda. It is possible as a result that the jurisdiction of organization of such a surviving entity could impose withholding on payments made on the AXIS Finance debt securities. The terms of the AXIS Finance debt securities do not provide for the payment of additional amounts to holders in such a circumstance.

Restrictions on Dispositions. The AXIS Finance senior debt indenture provides that, except in a transaction otherwise governed by such indenture, neither AXIS Capital nor any of its restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the AXIS Finance debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by AXIS Finance, AXIS Capital or one of AXIS Capital’s restricted subsidiaries;

•	AXIS Capital disposes of all of the voting stock of a restricted subsidiary owned by it or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to AXIS Finance, AXIS Capital or another restricted subsidiary of AXIS Capital; or

•	after completion of a sale or other disposition of the stock of a restricted subsidiary, AXIS Capital and its restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors.

The AXIS Finance senior debt indenture does not restrict the transfer of assets from a restricted subsidiary of AXIS Capital to any other person, including AXIS Finance, AXIS Capital or another of AXIS Capital’s subsidiaries.

Events of Default

Unless AXIS Finance provides other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•	a default in payment of principal or any premium when due; provided, however, that if AXIS Finance and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•

a default for 30 days in payment of any interest; provided, however, that if AXIS Finance and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•	a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	events of bankruptcy, insolvency or reorganization of AXIS Finance or AXIS Capital;

•	a continuing default, for more than 30 days after AXIS Finance or AXIS Capital receives notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which AXIS Finance, AXIS Capital or AXIS Capital’s restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured; or

•	the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of AXIS Capital in accordance with the terms of the AXIS Finance indenture).

The AXIS Finance indentures provide that, under limited conditions specified in the AXIS Finance indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the relevant AXIS Finance indenture (voting as separate classes) may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the AXIS Finance indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, voting as a single class, may waive past defaults under the AXIS Finance indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The AXIS Finance indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the AXIS Finance indentures, the AXIS Finance indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the AXIS Finance indentures or for any remedy available to the trustee.

The AXIS Finance indentures provide that no holders of debt securities may institute any action against AXIS Finance, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•	the holders of at least 33% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

The AXIS Finance indentures provide that AXIS Finance will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

Except as set forth in the applicable prospectus supplement, AXIS Finance and AXIS Capital can discharge and defease obligations of AXIS Finance and AXIS Capital under the applicable indenture, debt securities and guarantees as set forth below and as provided in the AXIS Finance indentures. For purposes of the AXIS Finance indentures, obligations with respect to debt securities and guarantees are discharged and defeased when, through the fulfillment of the conditions summarized below, AXIS Finance and AXIS Capital are released and discharged from performing any further obligations under the relevant AXIS Finance indenture with respect to the debt securities. Covenant defeasance occurs when AXIS Finance and AXIS Capital are released from performing any further obligations under specific covenants in the relevant AXIS Finance indenture relating to the debt securities.

Except as set forth in the prospectus supplement, AXIS Finance and AXIS Capital may elect to be discharged from any and all future obligations with respect to debt securities of a particular series and the related guarantees or debt securities within a particular series and the related guarantees if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. AXIS Finance or AXIS Capital may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, and interest on the relevant debt securities when due.

Except as set forth in the prospectus supplement, AXIS Finance and AXIS Capital may elect to defease and be discharged from all of their obligations contained in the AXIS Finance indentures or from specific obligations under the covenants contained in the AXIS Finance indentures with respect to any debt securities of or within a series and the related guarantees. AXIS Finance or AXIS Capital may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, AXIS Finance must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

AXIS Finance and AXIS Capital may exercise the defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities and guarantees. If AXIS Finance and AXIS Capital exercise the defeasance option, payment of the affected debt securities and guarantees may not be accelerated because of an event of default. If AXIS Finance and AXIS Capital exercise the covenant defeasance option, payment of the affected debt securities and related guarantees may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities and related guarantees occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the AXIS Finance Indentures

The AXIS Finance indentures provide that AXIS Finance, AXIS Capital and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of its obligations under the AXIS Finance indentures, the debt securities or the guarantees;

•	add covenants that protect holders of the debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture; provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The AXIS Finance indentures also permit AXIS Finance, AXIS Capital and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of a series issued under the relevant indenture, to change, in any manner, the relevant indenture and the rights of the holders of debt securities of that series issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture; or

•	modify the guarantees in any manner adverse to the holders.

The AXIS Finance subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior debt securities that would be adversely affected by the amendment.

Subordination Under the AXIS Finance Subordinated Debt Indenture

The AXIS Finance subordinated debt indenture provides that payment of the principal, any premium and interest with respect to debt securities issued under the AXIS Finance subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all AXIS Finance’s senior indebtedness. The AXIS Finance subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all its indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by AXIS Finance or AXIS Capital;

•	for obligations of others that AXIS Finance or AXIS Capital directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of AXIS Finance or AXIS Capital; or

•	issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in its property, plant and equipment accounts at the time of acquisition, if AXIS Finance or AXIS Capital is directly liable for the payment of such debt.

AXIS Finance senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

AXIS Finance senior indebtedness does not include:

•	any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the AXIS Finance subordinated debt securities; or

•	any indebtedness of AXIS Capital owed to its subsidiaries.

The AXIS Finance subordinated debt indenture does not limit the amount of senior indebtedness that AXIS Finance can incur.

The holders of all AXIS Finance senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any AXIS Finance subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of AXIS Finance or its property; or

•	that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of AXIS Finance or its property.

AXIS Finance may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any AXIS Finance senior indebtedness or if any event of default exists under the terms of any AXIS Finance senior indebtedness.

The obligations of AXIS Capital under its guarantees will be subordinated obligations of AXIS Capital. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of AXIS Capital. The subordination provisions described above with respect to AXIS Finance’s obligations under the AXIS Finance subordinated debt securities apply equally to the obligations of AXIS Capital under its guarantees.

Governing Law

The AXIS Finance indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustees

The Bank of New York Mellon Trust Company, N.A. acts as trustee under the AXIS Finance senior debt indenture and will act as trustee under the AXIS Finance subordinated debt indenture. The Bank of New York Mellon acts as a lender under AXIS Capital’s credit facility, and The Bank of New York Mellon, formerly known as The Bank of New York, acts as the trustee under the AXIS Capital senior debt indenture and will act as trustee under AXIS Capital subordinated debt indenture and as institutional trustee.

DESCRIPTION OF AXIS FINANCE PLC DEBT SECURITIES AND

AXIS CAPITAL DEBT GUARANTEES

The following is a summary of the material terms and conditions of the forms of indentures and debt securities AXIS Finance PLC may issue from time to time. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of the description set forth under “Description of AXIS Finance PLC Debt Securities and AXIS Capital Debt Guarantees,” references to “AXIS Finance PLC” refer to AXIS Finance PLC and not to any subsidiaries and references to “AXIS Capital” refer to AXIS Capital and not to any of its subsidiaries.

The AXIS Finance PLC Senior Debt Indenture and the AXIS Finance PLC Subordinated Debt Indenture

AXIS Finance PLC, an indirect and wholly owned subsidiary of AXIS Capital, may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. The debt securities of AXIS Finance PLC will be fully and unconditionally guaranteed by AXIS Capital. The debt securities of AXIS Finance PLC will not be guaranteed by any subsidiaries of AXIS Capital. AXIS Finance PLC will issue any senior debt securities pursuant to the senior debt indenture dated as of March 13, 2014 among AXIS Finance PLC, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such senior debt indenture is referred to in this prospectus as the “AXIS Finance PLC senior debt indenture.” AXIS Finance PLC will issue any subordinated debt securities pursuant to a subordinated debt indenture to be entered into among AXIS Finance PLC, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such subordinated debt indenture is referred to in this section as the “AXIS Finance PLC subordinated debt indenture.” In addition, AXIS Finance PLC may issue junior subordinated debt securities under the AXIS Finance PLC subordinated debt indenture. The AXIS Finance PLC senior indenture and the AXIS Finance PLC subordinated debt indenture are collectively referred to in this section as the “AXIS Finance PLC indentures.”

The AXIS Finance PLC senior debt indenture and the AXIS Finance PLC subordinated debt indenture are substantially the same except that (1) the AXIS Finance PLC senior debt indenture, unlike the AXIS Finance PLC subordinated debt indenture, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the AXIS Finance PLC senior debt indenture and (2) the AXIS Finance PLC subordinated debt indenture, unlike the AXIS Finance PLC senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Finance PLC. Neither the AXIS Finance PLC senior debt indenture nor the AXIS Finance PLC subordinated debt indenture limits the aggregate principal amount of indebtedness that AXIS Finance PLC may issue, or that AXIS Capital may guarantee, from time to time.

Senior and Subordinated Debt Securities

The debt securities will be AXIS Finance PLC’s unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “subordinated” debt. Events that can trigger the right of holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the AXIS Finance PLC senior debt indenture.

AXIS Finance PLC may issue the senior debt securities pursuant to the AXIS Finance PLC senior debt indenture in one or more series. All series of senior debt securities issued under the AXIS Finance PLC senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all of AXIS Finance PLC’s other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to its senior debt securities.

AXIS Finance PLC may issue the subordinated debt securities pursuant to the AXIS Finance PLC subordinated debt indenture in one or more series. All series of subordinated debt securities issued under the AXIS Finance PLC subordinated debt indenture will be equal in ranking. The debt securities issued under the AXIS Finance PLC subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to all of AXIS Finance PLC’s senior indebtedness in the manner described below under the caption “—Subordination Under the AXIS Finance PLC Subordinated Debt Indenture.”

AXIS Finance PLC is a finance subsidiary with no operations or assets other than in such capacity, and AXIS Capital is a holding company and has no direct operations. Accordingly, the credit character of the AXIS Finance PLC debt securities is comparable to debt issued by a holding company. The ability of AXIS Finance PLC and AXIS Capital to make payments on the debt securities and the guarantee depends almost exclusively on the ability of AXIS Capital’s subsidiaries to pay dividends and make intercompany transfers. The notes will be effectively subordinated to the obligations of AXIS Capital’s subsidiaries, other than AXIS Finance PLC, meaning that holders of the notes will have a junior position to the claims of creditors of AXIS Capital’s subsidiaries (including policyholders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders) on their assets and earnings. AXIS Capital’s Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. See “Risk Factors” in our Annual Report on Form 10-K for the most recent fiscal year.

Additionally, the senior debt securities issued pursuant to the AXIS Finance PLC senior debt indenture, the AXIS Finance subordinated indebtedness issued under the AXIS Finance PLC subordinated debt indenture and the guarantees will effectively be subordinated to any indebtedness of AXIS Capital’s subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than its creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of AXIS Capital’s subsidiaries would adversely impact its financial condition and possibly impair its ability to meet its obligations on the guarantees. In addition, any liquidation of the assets of any of AXIS Capital’s subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to AXIS Capital. This inability to pay dividends would further impair AXIS Capital’s ability to satisfy its obligations under the guarantees.

Further, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy AXIS Finance PLC’s or AXIS Capital’s outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of AXIS Finance PLC’s or AXIS Capital’s secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior debt securities issued under the AXIS Finance PLC senior debt indenture and to payments on the subordinated indebtedness issued under the AXIS Finance PLC subordinated debt indenture.

Guarantees

The payment obligations of AXIS Finance PLC pursuant to the debt securities will be fully and unconditionally guaranteed by AXIS Capital. None of the subsidiaries of AXIS Capital will guarantee or have an obligation in respect of the debt securities.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of debt securities AXIS Finance PLC offers and the related guarantees, including, to the extent applicable:

•	the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities, including whether such debt securities will be issued with original issue discount, and the denominations of the debt securities;

•	whether the securities are senior or subordinated;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium, interest and any additional amounts will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•	the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable;

•	any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit AXIS Finance PLC to buy back the debt securities on terms that it designates in the prospectus supplement. A sinking fund provision could either obligate or permit AXIS Finance PLC to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•	whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•	any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest on or additional amounts with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•	whether AXIS Finance PLC is issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Book-Entry Procedures and Settlement;”

•	any proposed listing of the debt securities on a securities exchange;

•	any right AXIS Finance PLC may have to satisfy, discharge and defease its obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the AXIS Finance PLC indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right AXIS Finance PLC may have to defer payments of interest on the debt securities;

•	any other specific terms of the debt securities or the guarantees, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda and United Kingdom tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, AXIS Finance PLC will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, AXIS Finance PLC may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. AXIS Finance PLC will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

AXIS Finance PLC may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how AXIS Finance PLC will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under the AXIS Finance PLC senior debt indenture, so long as any debt securities are outstanding, neither AXIS Capital nor any of its restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of its respective debt or other obligations unless any AXIS Finance PLC debt securities and related guarantee issued under the AXIS Finance PLC senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes AXIS Capital’s restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The AXIS Finance PLC senior debt indenture defines “restricted subsidiaries” as (1) AXIS Specialty Limited; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of its total consolidated assets; and (3) any successor to any such subsidiary. As of September 30, 2016, the consolidated total assets of each of AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Specialty Global Holdings Limited, AXIS Reinsurance Company, AXIS Insurance Company, AXIS Specialty Holdings Ireland Limited and AXIS Re SE constituted at least 20% of AXIS Capital’s total consolidated assets.

Consolidation, Merger, Amalgamation and Sale of Assets. The AXIS Finance PLC indentures provide that AXIS Finance PLC or AXIS Capital will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of its assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless:

•	AXIS Finance PLC or AXIS Capital is the continuing entity in the transaction or, if not, the successor entity is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, the United Kingdom, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the OECD and expressly assumes by supplemental indenture its obligations on the securities and under the AXIS Finance PLC indentures;

•	following the completion of the transaction, AXIS Finance PLC, AXIS Capital or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the AXIS Finance PLC indentures; and

•	a specified officers’ certificate and an opinion of counsel are delivered to the applicable trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the AXIS Finance PLC indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a transaction enumerated above. In addition, the AXIS Finance PLC indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

The indenture relating to the AXIS Finance PLC debt securities permits the surviving entity following a consolidation, merger or certain other action of the issuer or the guarantor to be organized under the laws of jurisdictions other than the United States or Bermuda. It is possible as a result that the jurisdiction of organization of such a surviving entity could impose withholding on payments made on the AXIS Finance PLC debt securities. The terms of the AXIS Finance PLC debt securities do not provide for the payment of additional amounts to holders in such a circumstance.

Restrictions on Dispositions. The AXIS Finance PLC senior debt indenture provides that, except in a transaction otherwise governed by such indenture, neither AXIS Capital nor any of its restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the AXIS Finance PLC debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by AXIS Finance PLC, AXIS Capital or one of AXIS Capital’s restricted subsidiaries;

•	AXIS Capital disposes of all of the voting stock of a restricted subsidiary owned by it or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to AXIS Finance PLC, AXIS Capital or another restricted subsidiary of AXIS Capital; or

•	after completion of a sale or other disposition of the stock of a restricted subsidiary, AXIS Capital and its restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors.

The AXIS Finance PLC senior debt indenture does not restrict the transfer of assets from a restricted subsidiary of AXIS Capital to any other person, including AXIS Finance PLC, AXIS Capital or another of AXIS Capital’s subsidiaries.

Events of Default

Unless AXIS Finance PLC provides other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•	a default in payment of principal or any premium or any additional amounts when due; provided, however, that if AXIS Finance PLC and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance PLC and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default for 30 days in payment of any interest; provided, however, that if AXIS Finance PLC and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance PLC and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•	a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	events of bankruptcy, insolvency or reorganization of AXIS Finance PLC or AXIS Capital;

•	a continuing default, for more than 30 days after AXIS Finance PLC or AXIS Capital receives notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which AXIS Finance PLC, AXIS Capital or AXIS Capital’s restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured; or

•	the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of AXIS Capital in accordance with the terms of the AXIS Finance PLC indenture).

The AXIS Finance PLC indentures provide that, under limited conditions specified in the AXIS Finance PLC indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the relevant AXIS Finance PLC indenture (voting as separate classes) may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the AXIS Finance PLC indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, voting as a single class, may waive past defaults under the AXIS Finance PLC indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The AXIS Finance PLC indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the AXIS Finance PLC indentures, the AXIS Finance PLC indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the AXIS Finance PLC indentures or for any remedy available to the trustee.

The AXIS Finance PLC indentures provide that no holders of debt securities may institute any action against AXIS Finance PLC, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•	the holders of at least 33% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

The AXIS Finance PLC indentures provide that AXIS Finance PLC will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

Except as set forth in the applicable prospectus supplement, AXIS Finance PLC and AXIS Capital can discharge and defease obligations of AXIS Finance PLC and AXIS Capital under the applicable indenture, debt securities and guarantees as set forth below and as provided in the AXIS Finance PLC indentures. For purposes of the AXIS Finance PLC indentures, obligations with respect to debt securities and guarantees are discharged and defeased when, through the fulfillment of the conditions summarized below, AXIS Finance PLC and AXIS Capital are released and discharged from performing any further obligations under the relevant AXIS Finance PLC indenture with respect to the debt securities. Covenant defeasance occurs when AXIS Finance PLC and AXIS Capital are released from performing any further obligations under specific covenants in the relevant AXIS Finance PLC indenture relating to the debt securities.

Except as set forth in the prospectus supplement, AXIS Finance PLC and AXIS Capital may elect to be discharged from any and all future obligations with respect to debt securities of a particular series and the related guarantees or debt securities within a particular series and the related guarantees if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. AXIS Finance PLC or AXIS Capital may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

Except as set forth in the prospectus supplement, AXIS Finance PLC and AXIS Capital may elect to defease and be discharged from all of their obligations contained in the AXIS Finance PLC indentures or from specific obligations under the covenants contained in the AXIS Finance PLC indentures with respect to any debt securities of or within a series and the related guarantees. AXIS Finance PLC or AXIS Capital may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, AXIS Finance PLC must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

AXIS Finance PLC and AXIS Capital may exercise the defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities and guarantees. If AXIS Finance PLC and AXIS Capital exercise the defeasance option, payment of the affected debt securities and guarantees may not be accelerated because of an event of default. If AXIS Finance PLC and AXIS Capital exercise the covenant defeasance option, payment of the affected debt securities and related guarantees may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities and related guarantees occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the AXIS Finance PLC Indentures

The AXIS Finance PLC indentures provide that AXIS Finance PLC, AXIS Capital and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of its obligations under the AXIS Finance PLC indentures, the debt securities or the guarantees;

•	add covenants that protect holders of the debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture; provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The AXIS Finance PLC indentures also permit AXIS Finance PLC, AXIS Capital and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of a series issued under the relevant indenture, to change, in any manner, the relevant indenture and the rights of the holders of debt securities of that series issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest or any additional amounts is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture; or

•	modify the guarantees in any manner adverse to the holders.

The AXIS Finance PLC subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior debt securities that would be adversely affected by the amendment.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, AXIS Finance PLC and AXIS Capital will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities or the related guarantees without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or Bermuda or any other jurisdiction in which AXIS Finance PLC or AXIS Capital is organized (each, a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, AXIS Finance PLC or AXIS Capital will, subject to the limitations and exceptions described below, pay to the holder of any debt securities such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

AXIS Finance PLC and AXIS Capital will not be required to pay any additional amounts for or on account of:

(1)	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that (a) the holder or beneficial owner of such debt security was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security or the related guarantee, (b) the holder presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) the holder presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;

(3)	any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or beneficial owner of such debt security to comply with any reasonable request by AXIS Finance PLC or AXIS Capital addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)	any withholding or deduction imposed on or in respect of any debt security pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the U.S. Internal Revenue Code of 1986, as amended; or

(5)	any combination of items (1), (2), (3) and (4).

In addition, AXIS Finance PLC and AXIS Capital will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security or the related guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, AXIS Finance PLC may redeem the debt securities of a series at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time AXIS Finance PLC receives an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of the United Kingdom or Bermuda or any other taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, treaties, regulations or rulings, (2) any action taken by a taxing authority of the United Kingdom or Bermuda or any other taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to AXIS Finance PLC or AXIS Capital, or (3) a decision rendered by a court of competent jurisdiction in the United Kingdom or Bermuda or any other taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to AXIS Finance PLC or AXIS Capital, there is a substantial probability that AXIS Finance PLC or AXIS Capital will be required as of the next interest payment date to pay additional amounts with respect to the debt securities of such series as provided in “—Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If AXIS Finance PLC elects to redeem the debt securities under this provision, AXIS Finance PLC will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless AXIS Finance PLC defaults in the payment of the redemption price.

Subordination Under the AXIS Finance PLC Subordinated Debt Indenture

The AXIS Finance PLC subordinated debt indenture provides that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the AXIS Finance PLC subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all AXIS Finance PLC’s senior indebtedness. The AXIS Finance PLC subordinated debt indentures define senior indebtedness as the principal, any premium and interest on and additional amounts with respect to all its indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by AXIS Finance PLC or AXIS Capital;

•	for obligations of others that AXIS Finance PLC or AXIS Capital directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of AXIS Finance PLC or AXIS Capital; or

•	issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in its property, plant and equipment accounts at the time of acquisition, if AXIS Finance PLC or AXIS Capital is directly liable for the payment of such debt.

AXIS Finance PLC senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

AXIS Finance PLC senior indebtedness does not include:

•	any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the AXIS Finance PLC subordinated debt securities; or

•	any indebtedness of AXIS Capital owed to its subsidiaries.

The AXIS Finance PLC subordinated debt indenture does not limit the amount of senior indebtedness that AXIS Finance PLC can incur.

The holders of all AXIS Finance PLC senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any AXIS Finance PLC subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of AXIS Finance or its property; or

•	that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of AXIS Finance PLC or its property.

AXIS Finance PLC may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any AXIS Finance PLC senior indebtedness or if any event of default exists under the terms of any AXIS Finance PLC senior indebtedness.

The obligations of AXIS Capital under its guarantees will be subordinated obligations of AXIS Capital. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of AXIS Capital. The subordination provisions described above with respect to AXIS Finance PLC’s obligations under the AXIS Finance PLC subordinated debt securities apply equally to the obligations of AXIS Capital under its guarantees.

Governing Law

The AXIS Finance PLC indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustees

The Bank of New York Mellon Trust Company, N.A. acts as trustee under the AXIS Finance PLC senior debt indenture and will act as trustee under the AXIS Finance PLC subordinated debt indenture. The Bank of New York Mellon acts as a lender under AXIS Capital’s credit facility, and The Bank of New York Mellon, formerly known as The Bank of New York, acts as the trustee under the AXIS Capital senior debt indenture and will act as trustee under the AXIS Capital subordinated debt indenture and as institutional trustee.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

The following is a summary of the material terms and conditions of the forms of purchase contract agreement and purchase unit. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit. The purchase contracts and purchase units will be issued pursuant to documents to be entered into by us. We may issue purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, at a future date or dates, a specified or varying number or amount of:

•	our securities or securities of one or more other issuers;

•	one or more currencies or commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

Each, security, instrument, measure or event described above is referred to as “purchase contract property.” Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, at a future date or dates, a specified or varying number or amount of purchase contract property. The price of purchase contract property may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.

The purchase contracts may be entered into separately or as a part of a purchase unit that consists of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through various intermediaries.

A beneficial owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owners of the security. The interest of the beneficial owner in the security is considered the beneficial interest. The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

The depositary or its nominee may only transfer a global security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply after the depositary or its nominee, as applicable, exchanged the global security for registered securities issued in definitive form. A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium, interest or additional amounts with respect to the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking S.A., Luxembourg (“Clearstream Banking SA”) and Euroclear Bank (“Euroclear”) (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

CERTAIN TAX CONSIDERATIONS

The following summary of our taxation and the taxation of an investment in our shares and debt securities is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming that could affect this summary, possibly, on a retroactive basis. We cannot be certain if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than our shares and debt securities. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement. The tax treatment of a holder of shares or debt securities, or of a person treated as a holder of shares or debt securities for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular situation. Prospective investors should carefully examine the related prospectus supplement and should consult their professional advisors concerning the possible tax consequences of an investment in the offered securities under the laws of their countries of citizenship, residence or domicile.

Taxation of AXIS Capital and Subsidiaries

Bermuda

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by us. AXIS Capital, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Bermuda Services Limited, AXIS Specialty Markets Limited, AXIS Specialty Markets II Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited, AXIS Specialty Investments II Limited and AXIS Ventures Reinsurance Limited have each obtained from the Minister of Finance under the Exempted Undertaking Tax Protection Act 1966 of Bermuda, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to AXIS Capital, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Bermuda Services Limited, AXIS Specialty Markets Limited, AXIS Specialty Markets II Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited, AXIS Specialty Investments II Limited or AXIS Ventures Reinsurance Limited or to any of their respective operations, shares, debentures or other obligations, until March 31, 2035. AXIS Capital, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Bermuda Services Limited, AXIS Specialty Markets Limited, AXIS Specialty Markets II Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited, AXIS Specialty Investments II Limited and AXIS Ventures Reinsurance Limited could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to AXIS Capital, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Bermuda Services Limited, AXIS Specialty Markets Limited, AXIS Specialty Markets II Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited, AXIS Specialty Investments II Limited or AXIS Ventures Reinsurance Limited. AXIS Capital, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Bermuda Services Limited, AXIS Specialty Markets Limited, AXIS Specialty Markets II Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited, AXIS Specialty Investments II Limited and AXIS Ventures Reinsurance Limited each pay annual Bermuda government fees. AXIS Specialty Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited and AXIS Ventures Reinsurance Limited pay annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Ireland

The directors of each of AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited intend to manage each company’s affairs so that each of them is, and will continue to be, resident in Ireland for Irish tax purposes. Assuming that AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited are and will continue to be resident in Ireland for Irish tax purposes, such companies will be subject to Irish corporation tax on their worldwide income and capital gains.

Income derived by AXIS Specialty Holdings Ireland Limited, AXIS Specialty Global Holdings Limited, AXIS Re SE or AXIS Specialty Europe SE from any non-life insurance trade, any reinsurance trade or any Irish trade (i.e., a trade that is not carried on wholly outside of Ireland) will be subject to Irish corporation tax at the current rate of 12.5%. Other income (e.g., income from passive investments, income from some non-Irish trades and income from some dealings in land) will generally be subject to Irish corporation tax at the current rate of 25%. Published administrative statements of the Irish Revenue Commissioners suggest that investment income earned by AXIS Specialty Europe SE and AXIS Re SE will be taxed in Ireland at a rate of 12.5% provided that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. Other investment income earned by AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited will generally be taxed in Ireland at a rate of 25%. Capital gains realized by AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited will generally be subject to Irish corporation tax at a rate of 33% except in the case of a disposal of a 5% trading subsidiary (a “substantial shareholding”) which is tax resident in the EU or a country with which Ireland has a double tax treaty which may qualify for an exemption from capital gains tax.

AXIS Specialty Europe SE carries on a trade in the United Kingdom through a branch. Profits realized by AXIS Specialty Europe SE from branch activities in the United Kingdom will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in the United Kingdom. A credit against the Irish corporation tax liability is available for tax paid in the United Kingdom on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits. Relief for any additional tax paid in the United Kingdom may be obtained by way of a tax deduction in Ireland, and any unrelieved tax may be carried forward as a tax credit against future profits.

AXIS Specialty Europe SE also operates a branch in Australia. Effective as of October 8, 2015, the Australian branch was placed in run-off and ceased writing new or renewal business. Profits realized by AXIS Specialty Europe SE from branch activities in Australia will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in Australia. A credit against the Irish corporation tax liability is available for tax paid in Australia on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits. Relief for any additional tax paid in Australia may be obtained by way of a tax deduction in Ireland, and any unrelieved tax may be carried forward as a tax credit against future profits.

AXIS Re SE carries on a trade in Switzerland through a branch. Profits realized by AXIS Re SE from branch activities in Switzerland will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in Switzerland. A credit against the Irish corporation tax liability is available for tax paid in Switzerland on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits. Relief for any additional tax paid in Switzerland may be obtained by way of a tax deduction in Ireland, and any unrelieved tax may be carried forward as a tax credit against future profits.

As each of AXIS Re SE and AXIS Specialty Europe SE are Irish tax resident companies, distributions made by such companies to AXIS Specialty Holdings Ireland Limited will not be taken into account in computing the taxable income of AXIS Specialty Holdings Ireland Limited. Irish withholding tax will also not apply to distributions made by any of AXIS Re SE and AXIS Specialty Europe SE to AXIS Specialty Holdings Ireland Limited. Provided that the common shares of AXIS Capital are substantially and regularly traded on the NYSE, Irish withholding tax will not apply to distributions paid by AXIS Specialty Holdings Ireland Limited or AXIS

Specialty Global Holdings Limited to AXIS Capital provided AXIS Capital has made an appropriate declaration, in prescribed form, to AXIS Specialty Holdings Ireland Limited or AXIS Specialty Global Holdings Limited.

None of AXIS Capital or its subsidiaries, other than AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited, will be resident in Ireland for Irish tax purposes unless the central management and control of such companies is, as a matter of fact, located in Ireland. See “Risk Factors.”

A company not resident in Ireland for Irish tax purposes can nevertheless be subject to Irish corporation tax if it carries on a trade through a branch or agency in Ireland or capital gains tax if it disposes of certain specified assets (e.g., Irish land, minerals or mineral rights, or shares deriving the greater part of their value directly or indirectly from such assets). In such cases, the charge to Irish corporation tax is limited to trading income connected with the branch or agency, and capital gains tax is limited to capital gains on the disposal of assets used in the branch or agency that are situated in Ireland at or before the time of disposal, and capital gains arising on the disposal of specified assets, with tax imposed at the rates discussed above.

Switzerland

AXIS Re SE maintains a permanent establishment for the purposes of the Irish/Swiss Income Tax Convention. AXIS Re SE is liable for Swiss corporate income taxes at the federal and cantonal/communal level and for annual capital taxes in respect of the net profit attributed to AXIS Re SE branch profits and its “notional capital.” The combined Swiss income tax rate amounts to approximately 22% on profits.

United Kingdom

Each of AXIS Specialty U.K. Holdings Limited, AXIS Finance PLC, AXIS Corporate Capital UK Limited and AXIS U.K. Corporate Services Limited (“the UK Companies”) is a company incorporated and managed in the United Kingdom and is by virtue of its place of incorporation, resident in the United Kingdom and is subject to U.K. corporation tax on its worldwide profits (including revenue profits and capital gains). The maximum rate of U.K. corporation tax is currently 20% on profits of whatever description. Currently, no United Kingdom withholding tax applies to dividends paid by the UK Companies.

None of AXIS Capital or its subsidiaries, except for the UK Companies, is incorporated in the United Kingdom. Accordingly, except for the UK Companies, we should not be treated as being resident in the United Kingdom unless our central management and control is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. The directors of each of AXIS Capital and its subsidiaries, other than the UK Companies, intend to manage each company’s affairs so that none of AXIS Capital or its subsidiaries, other than the UK Companies, is resident in the United Kingdom for tax purposes.

A company not resident in the United Kingdom for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom but the charge to U.K. corporation tax is limited to profits (including revenue profits and capital gains) connected with such permanent establishment. The definition of “permanent establishment” under U.K. law is consistent with various internationally recognized characteristics commonly used to define a “permanent establishment” for the purposes of the United Kingdom’s double tax treaties.

The directors of each of AXIS Capital and its subsidiaries, other than each of the UK Companies (which is resident in the United Kingdom) and AXIS Specialty Europe SE (which has a permanent establishment in the United Kingdom), intend that they will operate in such a manner so that none of AXIS Capital or its subsidiaries, other than the UK Companies and AXIS Specialty Europe SE, carry on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. tax authorities (Her Majesty’s Revenue and Customs) might contend successfully that any of AXIS Capital or its subsidiaries, other than the UK Companies and AXIS Specialty Europe SE, is/are trading in the United Kingdom through a permanent establishment in the United Kingdom.

If any of the U.S. subsidiaries qualifying for benefits under the tax treaty between the United Kingdom and the United States were trading in the United Kingdom through a permanent establishment (as defined in that treaty), they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited should be entitled to the benefits of the tax treaty between Ireland and the United Kingdom if they are resident in Ireland. If AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited were trading in the U.K. through a permanent establishment (as defined in that treaty) and they were entitled to the benefits of the tax treaty between Ireland and the United Kingdom, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

AXIS Specialty Europe SE has a permanent establishment in the United Kingdom (as defined in the tax treaty between Ireland and the United Kingdom) and the profits attributable to that permanent establishment will be subject to United Kingdom corporation tax.

The United Kingdom has no income tax treaty with Bermuda.

There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a branch or agency. The directors of each of AXIS Capital and its subsidiaries intend that they will operate in such a manner that none of AXIS Capital and its subsidiaries will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

If any of AXIS Capital or its subsidiaries, other than the UK Companies, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of AXIS Capital or its subsidiaries, other than AXIS Specialty Europe SE, were to be treated as carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom, our results of operations and your investment could be materially adversely affected.

United States

A foreign corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the IRS will not contend successfully that AXIS Capital and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. In general, our Non-U.S.

Insurance Companies (as defined below) file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax. The highest marginal federal income tax rates currently are 35% for a corporation’s effectively connected income and 30% for the additional “branch profits” tax.

If AXIS Specialty Limited or AXIS Ventures Reinsurance Limited is entitled to the benefits under the income tax treaty between Bermuda and the United States that applies to insurance enterprises (the “Bermuda Treaty”), AXIS Specialty Limited or AXIS Ventures Reinsurance Limited, as applicable, would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued. Each of AXIS Specialty Limited and AXIS Ventures Reinsurance Limited currently intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (1) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain whether AXIS Specialty Limited or AXIS Ventures Reinsurance Limited is currently eligible for Bermuda Treaty benefits or will be eligible in the future because of factual and legal uncertainties regarding the residency and citizenship of AXIS Capital’s and AXIS Ventures Reinsurance Limited’s shareholders. AXIS Capital would not be eligible for treaty benefits because it is not an insurance company. We have conducted and intend to conduct substantially all of our non-U.S. operations outside the United States and to limit the U.S. contacts of AXIS Capital and its non-U.S. subsidiaries so that they should not be engaged in a trade or business in the United States.

Foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If AXIS Specialty Limited or AXIS Ventures Reinsurance Limited is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of AXIS Specialty Limited’s or AXIS Ventures Reinsurance Limited’s, as applicable, investment income to U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If AXIS Specialty Limited or AXIS Ventures Reinsurance Limited is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of AXIS Specialty Limited’s or AXIS Ventures Reinsurance Limited’s investment income could be subject to U.S. income tax.

Under the income tax treaty between the United Kingdom and the United States (the “U.K. Treaty”), the UK Companies, if entitled to the benefits of the U.K. Treaty, will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Each UK Company will generally be entitled to the benefits of the U.K. Treaty if, among other reasons, (1) during at least half of the days during the relevant taxable period, at least 50% of the applicable UK Company’s stock is beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of the applicable UK Company’s gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation or (2) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to the applicable UK Company’s business conducted in the United Kingdom. Although we cannot be certain that each UK Company will be eligible for treaty benefits under the U.K. Treaty because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital’s shareholders and (2) the interpretation of what constitutes income incidental to or connected with a trade or business in the United Kingdom, we will endeavor to so qualify. Each UK Company has conducted and intends to conduct its activities in a manner so that it should not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

Under the income tax treaty between Ireland and the United States (the “Irish Treaty”), each of AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited (collectively, the “Irish Subsidiaries”), if entitled to the benefits of the Irish Treaty, will not be subject to U.S. federal income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Each of the Irish Subsidiaries will generally be entitled to the benefits of the Irish Treaty if among other reasons, (1) at least 50% of the shares of AXIS Capital, measured by both vote and value, are owned by “qualified persons” (including individual Irish residents) or U.S. citizens or residents and 50% or less of each such company’s gross income for the relevant taxable period is paid or accrued directly or indirectly to persons who are not “qualified persons” or U.S. citizens or residents in the form of payments that are deductible for Irish income tax purposes or (2) each of the Irish Subsidiaries, respectively, are considered as engaged in the active conduct of a trade or business in Ireland and their effectively connected income is connected with or incidental to that trade or business. Although we cannot be certain that each of the Irish Subsidiaries will be eligible for Irish Treaty benefits because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital’s shareholders and (2) the interpretation of what constitutes an active trade or business in Ireland and income incidental or connected thereto, we will endeavor to so qualify. The Irish Subsidiaries have conducted and intend to conduct their activities in a manner so that each of them should not have permanent establishments in the United States, although we cannot be certain that we will achieve this result.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on the gross amount of certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. Generally under the U.K. Treaty, the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%, under the Irish Treaty the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S. sourced investment income.

The United States also imposes an excise tax on insurance and reinsurance premiums (the “FET”) paid to foreign insurers or reinsurers with respect to risks of a U.S. entity or individual located wholly or partly within the United States or risks of a non-U.S. entity or individual engaged in a trade or business in the United States which are located within the United States (“U.S. Situs Risks”). The rates of tax applicable to premiums paid to our Non-U.S. Insurance Subsidiaries (as defined below) are 4% for casualty insurance premiums and 1% for reinsurance premiums. The FET does not currently apply to premiums paid to AXIS Re SE and AXIS Specialty Europe SE provided that they are entitled to the benefits of the Irish Treaty and the business for which the premiums are paid is not ceded to a reinsurer not entitled to a similar treaty based FET exemption.

AXIS Specialty U.S. Services, Inc., AXIS Specialty U.S. Holdings, Inc. and AXIS Group Services, Inc. are Delaware corporations, AXIS Reinsurance Company is a New York corporation, AXIS Specialty Insurance Company is a Connecticut corporation and AXIS Surplus Insurance Company and AXIS Insurance Company are Illinois corporations, and as such each will be subject to taxation in the United States at regular corporate rates.

It is possible that legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on AXIS Capital or its subsidiaries. For example, legislation has been introduced in Congress to limit the deductibility of reinsurance premiums paid by U.S. companies to non-U.S. affiliates. A similar provision was included as part of President Obama’s proposed budget for fiscal year 2017.

We cannot be certain whether the proposed legislation (or substantially similar legislation) will be enacted or whether it will be enacted in its currently proposed form. It is possible that these proposals or similar proposals could be introduced in and enacted by the current Congress or future Congresses that could have an adverse impact on us. Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States are subject to change, possibly on a retroactive basis. AXIS Capital cannot be certain if, when or in what form such laws or interpretations may be provided and whether such guidance will have a retroactive effect.

Taxation of Holders of Our Shares

Bermuda Taxation

Currently, there is no Bermuda withholding or other tax payable on principal, interest or dividends paid to holders of our shares. In addition, we have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to our shares, except insofar as such tax applies to persons ordinarily resident in Bermuda.

United States Taxation

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase common shares in an offering, who did not own (directly or indirectly through foreign entities or constructively) shares of AXIS Capital prior to any offering and who hold their shares as capital assets within the meaning of section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, the following summary does not address all of the U.S. federal income tax consequences that may be relevant to shareholders who may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, U.S. expatriates, partnerships or other pass-through entities (or investors therein), persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons who are considered with respect to any of us as 10% U.S. Shareholders (as defined below) or persons who hold our shares as part of a hedging or conversion transaction or as part of a short sale or straddle. This discussion is based upon the Code, the U.S. Treasury regulations proposed and promulgated thereunder and any relevant administrative rulings and pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or any non-U.S. tax laws, that may be applicable to our shares or the holders of our shares and does not address the Medicare tax on net investment income or any aspect of U.S. federal taxation other than income taxation.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisors.

The following summary does not address tax considerations related to our preference shares, depositary shares, warrants, contracts to purchase shares or purchase units. If we issue any of these securities, we will describe the material U.S. federal income tax considerations in the applicable prospectus supplement.

For purposes of this discussion, the term “U.S. Person” means: (1) an individual citizen or resident of the United States, (2) a corporation or partnership, or entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Taxation of Distributions. Subject to the discussions below relating to the potential application of the controlled foreign corporation (“CFC”), related person insurance income (“RPII”) and passive foreign investment company (“PFIC”) rules, cash distributions, if any, made with respect to our shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of AXIS Capital (as computed using U.S. tax principles). We believe dividends paid by us to non-corporate holders on our common shares should be eligible for treatment as “qualified dividend income” that is taxed at long-term capital gains rates (provided that such holders meet certain holding period and other requirements), because we believe our common shares should be characterized as readily tradable on an established securities market in the United States. Dividends paid by us to corporate holders will not be eligible for the dividends received deduction. To the extent cash distributions, if any, made with respect to our shares exceed AXIS Capital’s current and accumulated earnings and profits, they will be treated first as a return of the shareholder’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset.

Classification of AXIS Capital or its Non-U.S. Subsidiaries as Controlled Foreign Corporations. Each 10% U.S. Shareholder (as defined below) of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the taxable year that the foreign corporation is a CFC, must include in its gross income for U.S. federal income tax purposes its pro-rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. “Subpart F income” of a foreign insurance corporation typically includes foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC’s country of incorporation. A foreign corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of shares of such foreign corporation, or more than 50% of the total value of all shares of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, the term CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of shares or more than 25% of the total value of all the shares is owned by 10% U.S. Shareholders, on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. A “10% U.S. Shareholder” is a U.S. Person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of shares entitled to vote of the foreign corporation.

We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person who acquires shares of AXIS Capital in any offering directly or indirectly through one or more foreign entities should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power of all classes of shares of AXIS Capital or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

The RPII CFC Provisions. The following discussion generally is applicable only if the RPII of any of AXIS Specialty Limited, AXIS Ventures Reinsurance Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Corporate Capital UK Limited (each a “Non-U.S. Insurance Subsidiary”), determined on a gross basis, is 20% or more of such company’s gross insurance income for the taxable year and the 20% Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any fiscal year in which such company’s RPII falls below the 20% threshold or the 20% Ownership Exception is met. Although we cannot be certain, AXIS Capital believes that each of the Non-U.S. Insurance Subsidiaries meets the 20% Ownership Exception or the gross RPII of such Non-U.S. Insurance Subsidiary as a percentage of its gross insurance income was in prior years of operations and will be for the foreseeable future below the 20% threshold for each tax year. Additionally, as AXIS Capital is not licensed as an insurance company, we do not anticipate that AXIS Capital will have insurance income, including RPII. This discussion does not address the tax treatment of any direct shareholders of AXIS Ventures Reinsurance Limited (or persons that indirectly own stock in AXIS Ventures Reinsurance Limited through foreign entities other than AXIS Capital and its subsidiaries). Direct shareholders of AXIS Ventures Reinsurance Limited (or persons that indirectly own stock in AXIS Ventures Reinsurance Limited through foreign entities other than AXIS Capital and its subsidiaries) should consult their own tax advisors regarding the tax consequences of the ownership of shares of AXIS Ventures Reinsurance Limited.

RPII is any “insurance income” (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII shareholder” (as defined below) or a “related person” (as defined below) to such RPII shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract that would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of a Non-U.S. Insurance Subsidiary in the income of RPII shareholders, unless an exception applies, the term “RPII shareholder” means any U.S. Person who owns (directly or indirectly through foreign entities) any amount of such Non-U.S. Insurance Subsidiary’s shares. Generally, the term “related person” for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons that control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of shares applying certain constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the shares of the corporation. Each Non-U.S. Insurance Subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the shares of such Non-U.S. Insurance Subsidiary by vote or value.

Where none of the exceptions below applies to a Non-U.S. Insurance Subsidiary, each U.S. Person directly or indirectly through foreign entities owning any shares in such Non-U.S. Insurance Subsidiary on the last day of AXIS Capital’s taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of the company or companies, as the case may be, that failed to qualify for the exception for the portion of the taxable year during which the Non-U.S. Insurance Subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person’s share of such Non-U.S. Insurance Subsidiary’s current-year earnings and profits as reduced by the U.S. Person’s share, if any, of certain prior-year deficits in earnings and profits. The amount of RPII includible in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

RPII Exceptions. The special RPII rules do not apply to a Non-U.S. Insurance Subsidiary if (1) direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of the Non-U.S. Insurance Subsidiary (the “20% Ownership Exception”), (2) RPII, determined on a gross basis, is less than 20% of gross insurance income of the Non-U.S. Insurance Subsidiary for the taxable year (the “20% Gross Income Exception”), (3) the Non-U.S. Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII, and meets certain other requirements or (4) the Non-U.S. Insurance Subsidiary elects to be treated as a U.S. corporation and waives all treaty benefits and meets certain other requirements. Although the

Non-U.S. Insurance Subsidiaries expect to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception or 20% Ownership Exception, we cannot be certain that we will achieve this result.

Computation of RPII. To determine how much RPII a Non-U.S. Insurance Subsidiary has earned in each taxable year, the Non-U.S. Insurance Subsidiaries may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through foreign entities) shares of AXIS Capital and are U.S. Persons. AXIS Capital may not be able to determine whether any of the underlying direct or indirect insureds to which the Non-U.S. Insurance Subsidiaries provide insurance or reinsurance are shareholders or related persons to such shareholders. Consequently, AXIS Capital may not be able to determine accurately the gross amount of RPII earned by each Non-U.S. Insurance Subsidiary in a given taxable year. For any year in which the 20% Gross Income Exception and the 20% Ownership Exception do not apply, AXIS Capital may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent AXIS Capital is unable to determine whether a beneficial owner of shares is a U.S. Person, AXIS Capital may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders.

If, as expected, the 20% Gross Income Exception or 20% Ownership Exception is met for each taxable year, RPII shareholders will not be required to include RPII in their taxable income.

Apportionment of RPII to U.S. Holders. Every RPII shareholder who owns common shares on the last day of any taxable year of AXIS Capital in which the 20% Ownership Exception and 20% Gross Income Exception do not apply should expect that for such year the RPII shareholder will be required to include in gross income its share of such company’s RPII for the portion of the taxable year during which such company was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A RPII shareholder who owns our shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of a Non-U.S. Insurance Subsidiary’s RPII.

Basis Adjustments. A RPII shareholder’s tax basis in its shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by AXIS Capital out of previously taxed RPII income. The RPII shareholder’s tax basis in its shares will be reduced by the amount of such distributions that are excluded from income.

Uncertainty as to Application of RPII. The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe “such regulations as may be necessary to carry out the purpose of this subsection, including regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” Accordingly, the meaning of the RPII provisions and the application thereof to the Non-U.S. Insurance Subsidiaries is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investor considering an investment in our shares should consult his tax advisor as to the effects of these uncertainties.

Information Reporting. Under certain circumstances, U.S. Persons owning shares in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (1) a person who is treated as a RPII shareholder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the shares on the last day of that year and (3) under certain circumstances, a

U.S. Person who acquires shares in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which AXIS Capital determines that the 20% Ownership Exception and 20% Gross Income Exception do not apply to one or more of its Non-U.S. Insurance Subsidiaries, and such subsidiaries have not elected to be taxed on their RPII under clause (3) of “—RPII Exceptions”, AXIS Capital will provide to all U.S. Persons registered as shareholders of its shares a completed IRS Form 5471 or the relevant information necessary to complete the form. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII shareholder also must file IRS Form 5471 in the circumstances described above.

Dispositions of Our Shares. Subject to the discussions below relating to the potential application of the Code section 1248 and PFIC rules, U.S. Persons generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the holding period for our shares exceeds one year, any gain or loss will be long-term capital gain or loss. Long-term capital gains of non-corporate U.S. Persons are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute “passive category income” for foreign tax credit limitation purposes.

Code section 1248 provides that if a U.S. Person sells or exchanges shares in a foreign corporation and such person owned, directly, indirectly through certain foreign entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. shareholder of AXIS Capital should be treated as owning (directly, indirectly through foreign entities or constructively) 10% or more of the total voting power of AXIS Capital. To the extent this is the case, the application of Code section 1248 under the regular CFC rules should not apply to dispositions of our shares. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, AXIS Capital will provide a completed IRS Form 5471 or the relevant information necessary to complete the Form. Code section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing proposed regulations do not address whether Code section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of our shares because AXIS Capital will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of our shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of our shares.

Passive Foreign Investment Companies. In general, a foreign corporation will be a PFIC during a given year if (1) 75% or more of its gross income constitutes “passive income” (the “75% test”) or (2) 50% or more of the average value of its assets, determined on the basis of a quarterly average, produce (or are held for the production of) passive income (the “50% test”). If AXIS Capital were characterized as a PFIC during a given year, U.S. Persons holding our shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their shares, unless such persons made a “qualified electing fund election” or “mark-to-market” election. It is uncertain that AXIS Capital would be able to provide its shareholders with the information necessary for a U.S. Person to make a “qualified electing fund” election. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by AXIS Capital to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax on qualified dividend income if AXIS Capital were considered a PFIC in the taxable year in which such dividend is paid or in the preceding taxable year. A U.S. Person that is a shareholder in a PFIC may be subject to certain additional information reporting requirements, including the filing of an IRS Form 8621. U.S. Persons are urged to consult their own tax advisors regarding these requirements.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business” is not treated as passive income. The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated, for purposes of determining whether it is a PFIC, as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the value of the shares.

The insurance income exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect for purposes of the PFIC rules, that each of the Insurance Subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, none of the income or assets of the Insurance Subsidiaries should be treated as passive. Further, we expect that the passive income and assets (other than the shares of any indirect AXIS Capital subsidiary) of any other AXIS Capital subsidiary will be de minimis in each year of operations with respect to the overall income and assets of AXIS Capital. Under the look-through rule AXIS Capital should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. Accordingly, we believe that AXIS Capital has not been and should not be treated as a PFIC. We cannot be certain, however, that the IRS will not challenge this position and that a court will not sustain such challenge, as there is little guidance regarding the application of the PFIC provisions to an insurance company (although there are recent proposed regulations, the application of which is not entirely clear). Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

Foreign Tax Credit. Because it is anticipated that U.S. Persons will own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the “subpart F income,” RPII and dividends that are foreign source income will constitute “passive category income” for foreign tax credit limitation purposes. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Backup Withholding on Distributions and Disposition Proceeds. Information returns may be filed with the IRS in connection with distributions on our shares and the proceeds from a sale or other disposition of our shares unless the holder of the shares establishes an exemption from the information reporting rules. A holder of shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient and/or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

Proposed U.S. Tax Legislation. It is possible that legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on our shareholders.

Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is a PFIC, or whether U.S. Persons would be required to include in their gross income the subpart F income or RPII of a CFC are subject to change, possibly on a retroactive basis. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

Taxation of Holders of Debt Securities

Bermuda Taxation

Currently there is no Bermuda withholding tax on interest paid on debt securities of AXIS Capital. In addition, we have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to our debentures, which would include the debt securities, except insofar as such tax applies to persons ordinarily resident in Bermuda.

United Kingdom Taxation

Taxation of Holders of Debt Securities

United Kingdom Taxation of Holders of Debt Securities Issued by AXIS Finance PLC.

The following paragraphs are not, and are not intended to be, an exhaustive analysis of the United Kingdom tax consequences of the acquisition, ownership and disposal of the debt securities. In particular, they only apply to persons who hold the debt securities as absolute beneficial owners and do not address the tax consequences which may be relevant to certain other categories of holders, for example, dealers in securities, financial institutions, banks, insurance companies, collective investment schemes or persons connected with us or clearance services, intermediaries or persons who benefit from special exemptions or rules. Moreover, the paragraphs below assume that the holders of the debt securities have invested in the debt securities for bona fide commercial purposes and not with the purpose of avoiding a liability for taxation. The comments below are not intended to be, nor should they be considered as, legal or tax advice. Holders of debt securities and prospective investors, who are in any doubt as to their tax position, should consult their own independent professional adviser immediately.

Payments of Interest on Debt Securities.

Payments of interest made in respect of the debt securities should not be subject to withholding or deduction for or on account of United Kingdom income tax provided that the debt securities are and remain at all times listed on a “recognized stock exchange” within the meaning of section 1005 of the United Kingdom Income Tax Act 2007 (“ITA 2007’’) and so are “quoted Eurobonds” for the purposes of section 987 of the ITA 2007. The New York Stock Exchange, the London Stock Exchange, the Irish Stock Exchange and the Luxembourg Stock Exchange are currently among those recognized for these purposes. Accordingly, so long as the particular series of debt securities is listed on one of such recognized exchanges, interest payments made on the debt securities will be payable without withholding or deduction for or on account of UK income tax. The applicable prospectus supplement will indicate the exchanges (if any) on which the debt securities are listed.

Even if the debt securities do not qualify as “quoted Eurobonds” as noted above, interest on the debt securities may also be paid without withholding or deduction for or on account of United Kingdom income tax (subject to contrary direction from Her Majesty’s Revenue and Customs (“HMRC”)), if at the time the payment is made, the issuer reasonably believes the person beneficially entitled to the payment is either (a) a United Kingdom resident company; or (b) a non-United Kingdom resident company carrying on a trade in the United Kingdom through a permanent establishment where the payment is required to be brought into account in calculating the United Kingdom corporation tax liability of that company; or (c) an entity of the kind listed in section 936 of the ITA 2007 (which includes registered pension schemes, charities and local authorities) or a partnership of entities of the kind listed in section 937 of the ITA 2007 (which includes all of the foregoing) that is entitled to be paid gross.

In all other cases, an amount must be withheld on account of United Kingdom income tax at the basic rate (currently 20%), subject to any prior direction to the contrary under a double tax treaty.

Debt securities may be issued with a premium payable on redemption. The payment of such a redemption premium may be treated as a payment of interest for United Kingdom tax purposes.

Interest paid on the debt securities will have a United Kingdom source and accordingly may be subject to United Kingdom income tax or corporation tax for direct assessment. Where interest is paid free of any withholding or deduction, the interest will not be assessed to United Kingdom income or corporation tax in the hands of a holder of debt securities who is not resident in the United Kingdom, except where the holder of debt securities carries on a trade, profession or vocation through a United Kingdom branch or agency or carries on a trade through a United Kingdom permanent establishment in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent such as investment managers) tax may be levied on the United Kingdom branch or agency, or permanent establishment.

United Kingdom Corporation Tax Payers

Depending on the terms and conditions of the particular series of debt securities, holders of debt securities within the charge to United Kingdom corporation tax should generally be treated for tax purposes as realising profits, gains or losses in respect of the debt securities under the “loan relationship” rules on a basis which is broadly in accordance with their statutory accounts, provided that the accounting treatment is in accordance with generally accepted accounting practice (as that term is defined for United Kingdom tax purposes). Such profits, gains, and losses (including those attributable to currency fluctuations) will be taken into account in computing taxable income for corporation tax purposes.

Other United Kingdom Tax Payers

Taxation of Chargeable Gains

An individual holder of debt securities who is resident in the United Kingdom, or who carries on a trade, profession or vocation in the United Kingdom through a branch or agency to which the debt securities are attributable, may have to account for capital gains tax in respect of any gains arising on a disposal (including a redemption) of the debt securities, unless the debt securities constitute “qualifying corporate bonds” (as defined in section 117 of the Taxation of Chargeable Gains Act 1992). Any capital gains would be calculated by comparing the sterling values at the time of acquisition and disposal. Accordingly, a taxable gain can arise even where the U.S. dollar amount received on a disposal is less than or the same as the U.S. dollar amount paid for the debt securities.

Accrued Income Scheme

On a disposal of the debt securities, any interest which has accrued since the last interest payment date may, depending on the terms of the relevant debt securities and in particular whether they are “deeply discounted securities”, be chargeable to tax as income under the rules of the “accrued income scheme” as set out in Part 12 of the ITA 2007, if that holder of debt securities is resident in the United Kingdom or carries on a trade in the United Kingdom through a branch or agency to which the debt securities are attributable.

Taxation of Discount

Depending on the issue price and redemption amount, the debt securities may constitute “deeply discounted securities” for the purposes of Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005. If the debt securities are “deeply discounted securities”, any gain realised on redemption or transfer of the debt securities by a holder who is within the charge to United Kingdom income tax in respect of the debt securities will generally be taxable as income but such holder will not be able to claim relief from income tax in respect of costs incurred on the acquisition, transfer or redemption, or losses incurred on the transfer or redemption, of the debt securities.

Non-United Kingdom Tax Payers

Holders of debt securities who are resident in a jurisdiction outside the United Kingdom and who are not resident in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency (or, for holders who are companies, through a permanent establishment in the United Kingdom) to which the debt security is attributable should not generally be liable to United Kingdom taxation in respect of a disposal (including redemption) of a debt security.

Holders of debt securities who are individuals and who have ceased to be resident in the United Kingdom for a period of less than five years of assessment and who dispose of their debt securities during that period may be liable on return to the United Kingdom to United Kingdom taxation on chargeable gains arising during that period of absence, subject to any applicable exemptions or reliefs.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

No United Kingdom stamp duty or SDRT should be payable (i) upon the issue of the debt securities by AXIS Finance PLC or (ii) on agreements to transfer debt securities, provided that the relevant series of debt securities falls within the exemption for certain loan capital in section 79 Finance Act 1986.

In order to qualify for exemption, the debt securities must not (i) be convertible into, or carry a right to the acquisition of, shares or other securities; (ii) carry a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the securities; (iii) (subject to certain exceptions) carry (or have carried) a right to interest the amount of which falls to be determined, to any extent, by reference to the results of, or any part of, a business or to the value of any property; or (iv) carry (or have carried) a right on repayment to an amount that exceeds the nominal amount of the securities and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of securities that are quoted on the London Stock Exchange, unless the amount payable on redemption is determined by reference to a UK domestic general prices index such as the retail price index (but not if the returns are linked to an equity index).

Provision of Information by and/or to HM Revenue and Customs

Holders of debt securities should note that, in certain circumstances, HMRC has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays or credits interest to, or receives interest with the benefit of, the holder of a debt security. Any such information obtained by HMRC may, in certain circumstances, be shared by HMRC with the tax authorities of the jurisdiction in which the holder is resident for tax purposes.

United States Taxation

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the debt securities. Unless otherwise stated, this summary deals only with holders of debt securities who acquire the debt securities upon original issuance at their original issue price and who hold their debt securities as capital assets within the meaning of section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular debt security holder in light of such debt security holder’s specific circumstances. In addition, the following summary does not describe all of the U.S. federal income tax consequences that may be relevant to holders of debt securities who may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, U.S. expatriates, partnerships or other pass through entities (or investors therein), U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the debt securities as part of a hedging or conversion transaction or as part of a short sale or straddle. This discussion is based upon the Code, the U.S. Treasury regulations proposed and promulgated thereunder and any relevant administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or any non-U.S. tax laws, that may be applicable to the debt securities, or the holders of debt securities and does not address the Medicare tax on net investment income or any aspect of U.S. federal taxation other than income taxation. In addition, this discussion assumes that the debt securities are not issued at a premium, with original issue discount (“OID”), or in bearer form for U.S. federal income tax purposes. If any debt securities are issued at a premium, or with OID, or in bearer form, we will describe the material U.S. federal income tax consequences related to the purchase, ownership, and disposition of such debt securities in the applicable prospectus supplement.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, you should consult your tax advisors.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the debt securities that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the debt securities that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

U.S. Taxation of Holders of Debt Securities Issued by AXIS Capital or AXIS Finance PLC

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition to interest on the debt securities (which includes any foreign tax withheld from the interest payments a U.S. holder receives), a U.S. holder will be required to include in income any additional amounts paid in respect of such foreign tax withheld. A U.S. holder may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such holder’s foreign taxes for a particular tax year). Interest (including any additional amounts) on the debt securities generally will be treated as foreign source income for U.S. federal income tax purposes. Special sourcing rules may apply, however, if the U.S. holder is a 10% U.S. Shareholder of the issuer of the debt securities, or a related person (within the meaning of Section 267(b) of the Code) to any such 10% U.S. Shareholder. For foreign tax credit limitation purposes, interest (including additional amounts) on the debt securities generally will constitute passive category income. A U.S. holder will generally be denied a foreign tax credit for foreign taxes imposed with respect to the debt securities where such holder does not meet a minimum holding period requirement during which such holder is not protected from risk of loss. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under such holders’ particular circumstances.

Sale, Exchange, Redemption or Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the debt security exceeds one year at the time of disposition of the debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption also may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities

Interest and Disposition. In general (and subject to the discussion below under “—Information Reporting and Backup Withholding” and “Additional Withholding Requirements”), a non-U.S. holder will not be subject to U.S. federal income or withholding tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless: (1) the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or (2) in the case of gain upon the disposition of debt securities, the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

U.S. Taxation of Debt Securities Issued by AXIS Finance

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the debt securities will be treated as U.S. source income for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the debt security exceeds one year at the time of disposition of the debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption also may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities

U.S. Federal Withholding Tax. Subject to the discussion below under “—Information Reporting and Backup Withholding” and “Additional Withholding Requirements,” U.S. federal withholding tax will not apply to any payment of interest on a debt security, provided that:

•	interest paid on the debt security is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of the voting stock (or capital or profits interest) of the issuer within the meaning of the Code and applicable U.S. Treasury regulations, including stock (or capital or profits interest) of the issuer constructively owned through the ownership of AXIS Capital;

•	the non-U.S. holder is not a controlled foreign corporation that is related to AXIS Specialty U.S. Holdings, Inc. or AXIS Finance within the meaning of section 864(d)(4) of the Code;

•	the non-U.S. holder is not a bank whose receipt of interest on the debt security is described in section 881(c)(3)(A) of the Code; and

•	either (a) the non-U.S. holder provides its name and address on an applicable IRS Form W-8, and certifies, under penalties of perjury, that such holder is not a United States person as defined under the Code or (b) the non-U.S. holder holds its debt securities through certain non-U.S. intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such holder will be subject to a 30% U.S. federal withholding tax, unless the non-U.S. holder provides a properly executed:

•	IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the holder’s conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that a non-U.S. holder realizes on the sale, exchange, retirement or other disposition of a debt security.

U.S. Federal Income Tax. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then such holder will be subject to U.S. federal income tax on that interest on a net income basis (although such holder will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied) in the same manner as if such holder were a United States person as defined under the Code. In addition, if a non-U.S. holder is a non-U.S. corporation, such holder may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate, if any) of such holder’s effectively connected earnings and profits, subject to adjustments.

Any gain realized on the sale, exchange, retirement or other disposition of a debt security generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), in which case such gain will be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding. Generally, the amount of interest on the debt securities paid to a non-U.S. holder and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and such non-U.S. holder. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments on the debt securities that are made to such holder provided that the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code, and it has received from such holder the statement described above in the fifth bullet point under “—U.S. Federal Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale or other disposition of a debt security made within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code, or such holder otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

Additional Withholding Requirements

Under the Hiring Incentives to Restore Employment Act, which was enacted in early 2010 and contains provisions from the former Foreign Account Tax Compliance Act of 2009 (“FATCA”), a 30% U.S. federal withholding tax may apply to interest income paid by AXIS Finance, and the gross proceeds from a disposition of debt securities of AXIS Finance occurring after December 31, 2018, in each case paid to (i) a “foreign financial institution” (as specifically defined in the legislation), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its U.S. “account” holders (as specifically defined in the legislation) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules.

In addition, it is possible that certain payments to holders of debt securities of AXIS Capital or AXIS Finance PLC or shareholders of AXIS Capital (other than a holder of debt or equity interests that are regularly traded on an established securities market) could be treated as “foreign passthru payments” that are subject to potential withholding under FATCA. Debt securities giving rise to foreign passthru payments will generally not be subject to withholding under FATCA if such obligations are issued on or prior to the date which is six months after the publication of final regulations defining the term foreign passthru payment. In addition, any such withholding on payments to holders of debt securities of AXIS Capital or AXIS Finance PLC or shareholders of AXIS Capital would begin no earlier than January 1, 2019.

You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our shares and debt securities.

CERTAIN ERISA CONSIDERATIONS

Unless otherwise set out in a prospectus supplement or other supplement to this prospectus, and subject to the considerations discussed below, the securities offered hereby may be purchased by Plans (as defined below).

The following is a summary of certain considerations associated with the purchase of the securities by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of a portion of the assets of any Plan in the securities offered hereby, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of securities offered hereby by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the securities offered hereby should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a security offered hereby, each purchaser and subsequent transferee of a security will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the securities offered hereby constitutes assets of any Plan or (ii) the purchase and holding of the securities offered hereby by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the securities offered hereby on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the securities offered hereby.

PLAN OF DISTRIBUTION

We, AXIS Finance and AXIS Finance PLC may sell the securities covered by this prospectus at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

•	to or through underwriters or dealers who may act as principals or agents;

•	directly to a limited number of purchasers or to a single purchaser;

•	in market transactions, including transactions on a national securities exchange (e.g., on the NYSE) or a quotations service or an over-the-counter market (including through at-the-market offerings);

•	in the over-the-counter market;

•	through agents; or

•	in any combination of the above or by any other legally available means.

Brokers or dealers engaged by us, AXIS Finance or AXIS Finance PLC may arrange for other brokers or dealers to participate in effecting sales. Broker-dealer transactions include:

•	transactions in which the broker-dealer solicits purchasers on a best-efforts basis;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction.

We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

In addition, we may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our securities. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the securities offered;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the initial public offering price of the securities and the proceeds to us, AXIS Finance or AXIS Finance PLC and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	the securities exchanges on which the securities may be listed, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we, AXIS Finance or AXIS Finance PLC may sell the securities through agents from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we, AXIS Finance or AXIS Finance PLC pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We, AXIS Finance and AXIS Finance PLC may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us, AXIS Finance and AXIS Finance PLC at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we, AXIS Finance and AXIS Finance PLC pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters, dealers, agents and other third parties described above may be entitled to indemnification by us, AXIS Finance and AXIS Finance PLC against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents or others may be required to make in respect thereof. Underwriters, dealers, agents and such other third parties may be customers of, engage in transactions with, or perform services for us, AXIS Finance and AXIS Finance PLC in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.axiscapital.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its web site.

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	our Current Reports on Form 8-K filed on January 25, 2016, February 26, 2016, September 27, 2016, November 1, 2016 and November 7, 2016; and

•	our Registration Statement on Form 8-A filed on June 25, 2003.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

We will provide a copy of the filings that have been incorporated by reference in this prospectus but not delivered with the prospectus, upon request and at no cost, by writing or telephoning us at the following address or telephone number:

AXIS Capital Holdings Limited

Attention: Corporate Secretary

92 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 496-2600

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us, AXIS Finance and AXIS Finance PLC by Conyers Dill & Pearman Limited, Hamilton, Bermuda, with respect to validity under Bermuda law, by Simpson Thacher & Bartlett LLP, New York, New York with respect to validity under Delaware and New York law and by Simpson Thacher & Bartlett LLP, London, England with respect to validity under English law. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the AXIS Capital Holdings Limited and subsidiaries Annual Report on Form 10-K for the most recent fiscal year and the effectiveness of AXIS Capital Holdings Limited’s internal control over financial reporting have been audited by Deloitte Ltd., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES

LAWS AND OTHER MATTERS

AXIS Capital is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult or impossible for investors to effect service of process within the United States upon its non-U.S. directors and officers or to recover against AXIS Capital or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, it may not be possible to bring a claim in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, AXIS Capital may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman Limited, our special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or whether proceedings could be commenced in the courts of Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman Limited that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there may be grounds upon which Bermuda courts will not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

AXIS SPECIALTY FINANCE PLC

$350,000,000 4.000% SENIOR NOTES DUE 2027

Fully and unconditionally guaranteed by

AXIS CAPITAL HOLDINGS LIMITED

PROSPECTUS SUPPLEMENT

November 29, 2017

(INCLUDING PROSPECTUS DATED

November 22, 2016)

Joint Book-Running Managers

Credit Suisse                Barclays                Citigroup                 HSBC

Senior Co-Managers

BMO Capital Markets                        ING                         Lloyds Securities

Junior Co-Managers

RBC Capital Markets                        NatWest Markets